Exhibit 4.27
2 November 2009
The Directors
Sims Metal Management Limited
Sir Joseph Banks Corporate Park
Suite 3, Level 2
32-34 Lord Street
Botany NSW 2019
Attention: Mr. Peter Ricketts
Dear Sirs,
STANDARD TERMS
Sims Metal Management Limited ACN 114 838 630 (Sims) and its subsidiaries listed in the attached Schedule 1 (Original Borrowers) have asked National Australia Bank Limited (Bank) to give credit, or to continue to provide it, to any one or more of them.
In exchange for the Bank doing all or any of those things, each Undertaking Company (as defined below) agrees to the following terms.
1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this deed the following definitions apply in addition to those above.

1	Accounting Standards mean the generally accepted accounting principles in Australia.

2	ACDC means Australian Commercial Disputes Centre Limited.
3	ACDC Guidelines for Expert Determination means the ACDC Guidelines for Expert Determination (or, if the ACDC ceases to exist, the guidelines for expert determination of any similar organisation nominated by the Law Society of New South Wales) in force from time to time.
4	Additional Borrower means any wholly owned Subsidiary of Sims which becomes, or has become, as the context may require, party to this deed as a Borrower in accordance with the terms of this deed.
5	Additional Guarantor means any party which:
(a)	is a party to the Group Guarantee and which accedes, or has acceded, as the context may require, to this deed as a Guarantor in accordance with the terms of this deed; and
(b)	gives any Guarantee or Security Interest in relation to the liabilities or obligations of any Undertaking Company in favour of the Bank now or in the future, on terms satisfactory to the Bank (in its absolute discretion).

6	Amount Owing means the total of all amounts which are then due for payment, or which will or may become due for payment, in connection with any Bank Document (including transactions in connection with them) to the Bank.
7	Authorisation includes any authorisation, consent, registration, filing, lodgment, agreement, certificate, notarisation, permission, licence, approval, authority, resolution or exemption, from by or with any Governmental Agency. Where a Governmental Agency can fully or partly prohibit or restrict something if it acts within a specified period after formal notification of it (for example lodgment, registration or filing), Authorisation includes the expiry of that period without that action.
8	Authorised Officer means:
(c)	in the case of the Bank, a director or secretary of the Bank or an officer of that party whose title contains the word “director”, “chief”, “head”, “president”, “executive” or “manager”, or a person performing the functions of any of them, or any other person appointed by that party as an Authorised Officer for the purposes of the Bank Documents; and
(d)	in the case of the Undertaking Company, a director or secretary or any other person appointed by the Undertaking Company as an Authorised Officer for the purposes of the Bank Documents.
9	Bank Document means:
(e)	this deed;
(f)	the Letter of Offer;
(g)	the Group Guarantee;
(h)	any Hedging Agreement entered into by any Undertaking Company and the Bank; and
(i)	any document which an Undertaking Company acknowledges in writing to be a Bank Document;
(j)	any document which is entered into, or given under, or for the purposes of, amending any Bank Document; and
(k)	any other present or future document, agreement or arrangement (whether or not in writing):
(i)	to which any Undertaking Company is or becomes a party with the Bank; or
(ii)	under which obligations are owed by any Undertaking Company to the Bank, in each case, whether or not other parties are involved and whether or not it arises as a result of an assignment or transfer.
10	Basel II means any regulatory standards imposed by the Australian Prudential Regulation Authority on banks (based on the guidelines known as Basel II developed by the Basel Committee on Banking Supervision of the Bank for International Settlements) in relation to the way in which banks measure and meet their capital requirements on a risk-weighted basis.
11	Bill has the meaning it has in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.
12	Borrower means each Original Borrower and each Additional Borrower.

13	Business Day means a day on which banks are open for general banking business in Sydney and Melbourne (not being a Saturday, Sunday or public holiday in that place).

14	Calculation Date means 30 June and 31 December in each year.

15	Calculation Period means each period of 12 months ending on a Calculation Date.

16	Capital Reduction has the meaning given in clause 4(s).
17	Cash means cash as disclosed against the heading “Cash” in the consolidated audited and unaudited Financial Reports of the Sims Group.
18	Change in Law has the meaning given to it in clause 10.1 (Increased Costs).
19	Compliance Certificate means a certificate in the form of Schedule 3.
20	Contingent Liability means uncalled capital held by any member of the Sims Group in any corporation other than another member of the Sims Group and any other contingent liability under a Guarantee given by any member of the Sims Group to any person.
21	Control of a corporation includes the direct or indirect power to directly or indirectly:
(l)	direct the management or policies of the corporation; or
(m)	control the membership of the board of directors,
22	whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the corporation or otherwise.
23	Controller has the meaning it has in the Corporations Act.
24	Costs includes costs, charges and expenses, including those incurred in connection with advisers.
25	Deed of Cross Guarantee means any deed entered into in connection with the granting by the Australian Securities & Investments Commission of an order pursuant to Part 2M.6 of the Corporations Act.
26	Dispute has the meaning given in clause 14.16(d).
27	Drawdown Notices has the meaning given to that term in any Bank Document.
EBITDA means for a relevant period and in respect of the Sims Group, the profit on ordinary activities before:
(n)	taxation;
(o)	Net Interest Expense; and
(p)	amortisation of Intangible Assets and depreciation of tangible assets of the Sims Group, as shown on a consolidated basis and as disclosed in the Sims Group’s most recent audited consolidated annual Financial Reports or semi-annual audited or unaudited consolidated Financial Reports, as applicable.
For the purposes of calculating EBITDA, the calculation will exclude:
(q)	any significant non-cash items or items disclosed as required by AASB 101.97 and AASB 101.98 due to their size or nature or by the corresponding provisions of future revisions of this accounting standard, that are of a or non-recurring nature including but not limited to:
(i)	losses or gains on the sale or revaluation of assets;

(ii)	costs relating to restructuring and redundancy;

(iii)	discontinued operations;

(iv)	discounts on acquisition and gains on formation of joint ventures;

(v)	post acquisition adjustments to contingent liabilities recorded on the date of a business acquisition pursuant to purchase accounting rule changes introduced on 1 July 2009; and

(vi)	costs associated with becoming Sarbanes-Oxley Act compliant (as required following Sims Group’s registration as an issuer in the United States of America);
(r)	significant unrealized gains or losses;

(s)	any other significant non-cash items or items including but not limited to:
(i)	write downs of inventory to net realisable value;

(ii)	revaluation increments to inventory; and

(iii)	forgone profit arising from sales contract negotiations; and
(t)	any impairment charge or loss (or gain or reversal) relating to the recoverable amount of assets (including any impairment charge relating to goodwill or identified Intangible Assets),

that are of a non recurring nature.
The foregoing adjustments to EBITDA in paragraphs (d) to (f) for each Calculation Period will be agreed by the Bank and Sims in writing prior to the end of that Calculation Period, subject to the operation of clause 14.16.
Except for the purpose of calculating the ratio of Net Interest Expense to EBITDA under clause 5(b), EBITDA as calculated on any Calculation Date will be adjusted to take into account the effects of any acquisitions or disposals of any company or business made during the Calculation Period ending on that Calculation Date. The adjustments will be made on the basis of the historical EBITDA of the company or business acquired or disposed of in the Calculation Period and ending on that Calculation Date by reference to historical EBITDA for the twelve months immediately preceding the Calculation Date and by reference to:
(a)	in the case of a disposal, the period of time during which the applicable company or business was part of the Sims Group; or
(b)	in the case of an acquisition, for that period being the twelve months immediately preceding the Calculation Date.
28	Environment means all aspects of the surroundings of human beings, including:
(c)	the physical characteristics of those surroundings, such as land, the waters and the atmosphere;
(d)	the biological characteristics of those surroundings, such as animals, plants or other forms of life; and

(e)	the aesthetic characteristics of those surroundings, such as their appearance, sound, smells, tastes and textures.
29	Environmental Law means a law regulating or otherwise relating to the Environment, including any law relating to land or water use, planning, building, heritage, coastal protection, water catchments, pollution, noise, smell, soil or ground water contamination, soil conservation, nature conservation, chemicals, waste, use of dangerous goods or Hazardous Materials, noxious industry or any other aspect of protection of the Environment or any person or property.
30	ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.
31	ERISA Affiliate means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with an Undertaking Company and any Subsidiary are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.
32	Event of Default has the meaning given in clause 6 (Events of Default) below.
33	Finance Debt includes any indebtedness, present or future, actual or contingent in relation to money borrowed or raised or any other financing. It includes any such indebtedness under or in respect of any of the following: a Guarantee, a discounting arrangement, a finance lease or similar agreement, hire purchase, deferred purchase price (for more than 90 days), redeemable preference share (which is a debt under generally accepted accounting principles) or an obligation to deliver property or provide services paid for in advance by a financier.
34	Financial Report means a financial report consisting of:
(f)	financial statements; and
(g)	any notes to those financial statements; and
(h)	any directors’ declaration about the financial statements and notes,
35	together with any reports (including any directors’ reports) attached to any of those documents or intended to be read with any of them.
36	Financial Undertakings means the financial undertakings under clause 5.
37	Fixed Charges means for any period, with respect to the Sims Group, the sum of:
(i)	the aggregate amount of interest paid or accrued in respect of moneys borrowed or raised or in respect of any financial accommodation on a consolidated basis (including without limitation amortisation of original issue discounts on any such moneys or accommodation, commissions, discounts and facility, acceptance, usage and issuance and any other fees and charges with respect to any Guarantee, promissory note or acceptance or any discounting arrangements);
(j)	all but the principal component of rentals in respect of capitalised rent paid, accrued or scheduled to be paid or accrued on a consolidated basis during such period; and
(k)	dividends paid, accrued or scheduled to be paid or accrued on a consolidated basis in respect of shares or stock which are Finance Debt during the relevant period.
38	German Guarantor means a Guarantor which is incorporated in, resident in or whose principal area of business is in Germany.

39	Governmental Agency includes any government, or any government, semi-government or judicial agency or authority.
40	Group Guarantee means the document so entitled dated on or about the date of this deed between the Bank, Original Guarantors and Original Borrowers.
41	Guarantee means any guarantee, indemnity, letter of comfort or other assurance against loss. It includes any obligation to be responsible for the solvency or financial condition of another party, or for payment of a debt or obligation of another party, either directly or indirectly (for example, by acquiring the debt or obligation).
42	Guaranteed Share means any share or stock issued by a member of the Sims Group where redemption of such share or stock or the payment of capital or dividends on such share or stock is the subject of a Guarantee of a member of the Sims Group or a Guarantee of another person who will have recourse in respect of its liability under that Guarantee directly or indirectly to a member of the Sims Group or its assets (other than as a shareholder).
43	Guarantor means:
(l)	any Original Guarantor which is also party to the Group Guarantee; and
(m)	each Additional Guarantor.
44	Guarantor Group means all Original Guarantors and any other Subsidiaries who become a party to the Group Guarantee and this deed, in accordance with the terms set out in this deed, to ensure compliance with clause 4(l) (Guarantors).
45	Hazardous Materials shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any law concerning any Hazardous Material, or environmental protection or health and safety.
46	Hedging Agreement means each interest rate, foreign exchange transaction, equity or equity index option, bond option, commodity swap, commodity option, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement entered into by an Undertaking Company, including any master agreement and any transaction or confirmation under it.
47	A person is Insolvent if:
(n)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or
(o)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property; or
(p)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent which does not have, or is not likely to have, a Material Adverse Effect); or
(q)	an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or
(r)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(s)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Bank reasonably deduces it is so subject); or
(t)	it is otherwise unable to pay its debts when they fall due; or
(u)	something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction.
48	Intangible Assets include all goodwill, copyright, patents, trade marks and licences, research and development, future income tax benefit, underwriting and formation expenses and other items of a like nature which according to current accounting practices are regarded as unidentifiable and intangible assets.
49	ISDA Master Agreement has the meaning given in clause 2(y).
50	Issue means any dispute (other than a dispute that is frivolous or vexatious) between Sims and the Bank as to the calculation of the adjustments to be made in accordance with paragraphs (d) to (g) of the definition of EBITDA in this clause 1.1.
51	Latest Audited Consolidated Balance Sheet means the most recently prepared audited consolidated balance sheet of the Sims Group, or if a half yearly unaudited balance sheet has been prepared more recently, the half yearly balance sheet, as at or prior to the date at which an examination is being made to determine Total Indebtedness, Total Tangible Assets, current assets, current liabilities or Shareholders Funds.
52	Letter of Offer means the letter of offer dated on or about the date of this deed between the Bank, Sims Metal Management Limited and others.
53	Material Adverse Effect means a material adverse effect on:
(v)	the financial condition of the Undertaking Companies (taken as a whole);
(w)	any Undertaking Company’s ability to perform any of its obligations under any Bank Document;
(x)	the validity or enforceability of the whole or any material part of any Bank Document, or any material rights or remedies of the Bank under the Bank Documents; or
(y)	any encumbrance provided to the Bank by any Undertaking Company.
54	Net Interest Expense means for any period, the aggregate (without double counting) of all interest paid or accrued during that period in respect of any Finance Debt of the Sims Group (including any fees and charges with respect to any guarantee, indemnity or letter of credit or under any bill of exchange, promissory note or any other acceptance or discounting arrangement and any finance charges paid or payable under any hire purchase agreement or lease agreement for which a member of the Sims Group is actually or contingently liable) less any interest income of the Sims Group during that period.

Notification has the meaning given in clause 14.16(b).

55	Original Borrowers has the meaning given to that term in the first paragraph of this letter.
Original Guarantors means the guarantors listed in Schedule 2.
56	Other Documents means those agreements, in the substantially same form as this deed, or in substantially the same form as this deed together with any letter of offer in substantially the same form as the Letter of Offer into which any Relevant Company has entered as borrower, or will enter as borrower, with any other party.

57	Other Hedging Arrangements means arrangements that SGAHL enters into after the date of the ISDA Master Agreement, with any other party in the ordinary course of business to manage SGAHL’s exposure to future movements in interest or currency rates or other similar rates, prices or indices (excluding any transactions conducted through any registered futures exchange and any transactions in respect of commodity prices).
58	Potential Event of Default means an event which, with the giving of notice or lapse of time, would be likely to become an Event of Default.

59	Related Entity has the meaning it has in the Corporations Act.

60	Relevant Company means any Undertaking Company or any Subsidiary of any of them.

61	Review Event has the meaning given in clause 8 (Review) below.
62	Secured Indebtedness means at any time the aggregate amount of all secured liabilities of any corporation or other entity within the Sims Group.
63	Security Interest includes any mortgage, pledge, lien, charge or other security or any arrangement which gives a creditor a preferential right to an asset or its proceeds.

64	SGAHL means Sims Group Australia Holdings Limited.

65	Shareholders’ Funds means Total Tangible Assets less Total Indebtedness.

66	Sims Group means Sims and its Subsidiaries.

67	Subsidiary of an entity means another entity which:
(z)	is a subsidiary of the first entity within the meaning given in the Corporations Act; and

(aa)	is part of the consolidated entity constituted by the first entity and the entities it is required to include in the consolidated financial statements it prepares, or would be if the first entity was required to prepare consolidated financial statements.
68	Tangible Assets means all assets other than Intangible Assets.
69	Tax Act means the Income Tax Assessment Act 1936 (Cwlth) or the Income Tax Assessment Act 1997 (Cwlth), as the context requires.
70	Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties and financial institutions duty and debits tax) imposed by any authority together with any related interest, penalties, fines and expenses in connection with them except if imposed on, or calculated having regard to, the net income of the Bank.
71	TNW means Shareholders’ Funds less Intangible Assets.
72	Total Finance Debt means at any time all Finance Debt that would be included in the calculation of Total Indebtedness.
73	Total Indebtedness means at any time the aggregate amount (as disclosed by the Latest Audited Consolidated Balance Sheet) of all secured and unsecured liabilities of the Sims Group together with, unless already included in the Latest Audited Consolidated Balance Sheet:
(bb)	the aggregate amount (as disclosed by its latest audited balance sheet) of all secured and unsecured liabilities of any entity which has become a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet and all other amounts which would be included in this definition if references to the Latest Audited

Consolidated Balance Sheet were to be to the latest audited balance sheet of that entity;
(cc)	the unrepaid principal (or its equivalent) of any Finance Debt where the proceeds or benefits of that Finance Debt:
(i)	have been received by any member of the Sims Group, since the date of the Latest Audited Consolidated Balance Sheet, excluding the amount of any such proceeds which have been applied in reduction of any secured or unsecured liabilities included in this definition; or
(ii)	are to be received by any member of the Sims Group and the receipt of such proceeds or benefits has been underwritten or otherwise assured to the satisfaction of the auditor of the Sims Group;
(dd)	the paid up capital amount and accrued but unpaid dividends of Guaranteed Shares;
and after:
(ee)	deducting:
(i)	the aggregate amount of all secured and unsecured liabilities of any entity which has ceased to be a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet and in respect of which no other member of the Sims Group has any liability; and

(ii)	the aggregate amount of all liabilities which in the opinion of the auditor of the Sims Group have been defeased in such a way as to enable any such liability to be considered as having been extinguished within the meaning of paragraph 30 of Australian Accounting Standard AAS23; and

(iii)	debt reductions of the type referred to in (b)(iii) of the definition of “Total Tangible Assets”;
(ff)	eliminating all inter-entity balances among the member of the Sims Groups or any of them (including any member of the Sims Group which has become one since the date of the Latest Audited Consolidated Balance Sheet); and

(gg)	making such further adjustments (including, without limitation, elimination of any double counting arising in relation to any Guarantee and the obligation or indebtedness that is the subject of the Guarantee) which in the opinion of the auditor of the Sims Group are appropriate to make a proper determination of the total amount of the aggregate indebtedness of the members of the Sims Group.
74	In this definition, references to “secured and unsecured liabilities” shall include (without limiting the generality of the expression) all Finance Debt and provisions for estimated liabilities for income taxes, long service leave and dividends recommended, declared or accrued but unpaid and provisions for any Contingent Liability but shall not include paid up share capital (other than Guaranteed Shares), reserves of any nature or undistributed profits;
75	Total Tangible Assets means at any time the aggregate of the book values, as disclosed by the Latest Audited Consolidated Balance Sheet, of all Tangible Assets of the Sims Group and of such Intangible Assets of the Sims Group as the Bank in its sole and absolute discretion may from time to time agree, together with, (unless already included in the Latest Audited Consolidated Balance Sheet):
(hh)	the aggregate (as disclosed by its latest audited balance sheet) of the book value of the Tangible Assets as determined by the auditor of the Sims Group (after making provisions for depreciation and bad and doubtful debts and any income yet to mature)

of any entity which has become a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet;
(ii)	the aggregate proceeds of:
(i)	any issue of shares or stock (including premium) of any member of the Sims Group received since the balance date of the Latest Audited Consolidated Balance Sheet; and
(ii)	the aggregate proceeds of any calls on partly paid shares made by any member of the Sims Group which have been received since the balance date of the Latest Audited Consolidated Balance Sheet, excluding the amount of any such proceeds which:
(iii)	have been applied in reduction of any secured or unsecured liabilities included in the definition of “Total Indebtedness”; or
(iv)	have been applied in acquiring any assets included in Total Tangible Assets under this definition;
(jj)	the book value of any Tangible Assets (not excluded as provided below) acquired since the date of the Latest Audited Consolidated Balance Sheet by any member of the Sims Group with the proceeds of the sale of shares or units in any entity which has ceased to be a member of the Sims Group since that date;
(kk)	the book value of all assets which are or may be leased, chartered, hired, managed, used or operated under a finance lease (where the capitalised rent has been included in Total Indebtedness) as determined by the auditor of the Sims Group at least annually or (at the option of Sims) the value as at the date of calculation as assessed by a qualified independent valuer chosen by Sims and approved by the Bank);
(ll)	the proceeds of any Finance Debt referred to in paragraph (b) of the definition of “Total Indebtedness” excluding the amount of any proceeds which:
(i)	have been applied in reduction of any other secured or unsecured liabilities included in that definition; or
(ii)	have been applied in acquiring any assets included in Total Tangible Assets under this definition;
(mm)	(if a revaluation of a Tangible Asset of any member of the Sims Group has been carried out by an independent valuer approved by the Bank), the excess (if any) of the fair value of that Tangible Asset as established by the valuer over its book value (as disclosed in the Latest Audited Consolidated Balance Sheet or, in the case of any entity which has become a member of the Sims Group since the Latest Audited Consolidated Balance Sheet, as disclosed in the latest audited balance sheet of that entity) and as accepted by the auditor of the Sims Group without qualification;
and after deducting:
(nn)	the amount of any income yet to mature and the amount of provisions for depreciation and for bad and doubtful debts as disclosed by the Latest Audited Consolidated Balance Sheet;
(oo)	the aggregate (as disclosed by the latest audited balance sheet of the relevant entity) of the book values of the Tangible Assets of any entity which has ceased to be a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet, other than Tangible Assets of that entity which have become assets of another member of the Sims Group since that date (except that, where a revaluation of any asset had previously been made under Paragraph (f), the fair value of that asset as determined in accordance with that paragraph shall be used instead of the book value);
(pp)	the book value of any Tangible Assets of any member of the Sims Group which have been applied since the date of the Latest Audited Consolidated Balance Sheet in the acquisition of any entity which has become a member of the Sims Group since that date (except that, where a revaluation of any asset had previously been made under paragraph (f), the fair value of that asset as determined in accordance with that paragraph shall be used instead of the book value); and
(qq)	if a revaluation of a Tangible Asset of any member of the Sims Group has been carried out by an independent valuer (whether at the request of the Bank or otherwise), the excess (if any) of the book value of that Tangible Asset (as disclosed in the Latest Audited Consolidated Balance Sheet or, in the case of any entity which has become a member of the Sims Group since the Latest Audited Consolidated Balance Sheet, as disclosed in the latest audited balance sheet of that entity) over its fair value as established by the valuer and as accepted by the auditor of the Sims Group without qualification;
and after:
(rr)	eliminating all inter-entity balances among any of the Sims Group (including any member of the Sims Group which has become such since the Latest Audited Consolidated Balance Sheet); and
(ss)	making such further adjustments as may properly be necessary to avoid any double counting of assets or as may be required by the auditor of the Sims Group to enable a proper determination to be made of the total amount of the Total Tangible Assets;
76	Undertaking Company means each Borrower and each Guarantor and, if there are more than one, means each of them individually and every two or more of them jointly.
77	Verification Certificate means the certificate substantially in the form of Schedule 4 to this deed (Form of Verification Certificate) properly completed and executed and containing the information set out therein, and attaching the documents referred to therein, signed by a director of the relevant Undertaking Company, or in the case of an Undertaking Company incorporated or organised under the laws of a state in the United States of America, signed by a secretary or assistant secretary of that entity.
1.2	References to certain general terms
Unless the contrary intention appears, in a Bank Document:
(tt)	a reference to a group of persons is a reference to any two or more of them jointly and to each of them individually;
(uu)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;
(vv)	an agreement, representation or warranty by two or more persons binds them jointly and each of them individually but an agreement, representation or warranty by the Bank binds the Bank individually only;
(ww)	a reference to any thing (including an amount) is a reference to the whole and each part of it;
(xx)	a reference to an “Agreement” includes any document or instrument of any kind, any deed, agreement or arrangement;

(yy)	a reference to a document (including this deed) includes any variation or replacement of it;
(zz)	the word “law” includes common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);
(aaa)	a reference to Australian dollars, dollars, $ or A$ is a reference to the lawful currency of Australia;
(bbb)	a reference to a time of day is a reference to Sydney time;
(ccc)	the word “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;
(ddd)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;
(eee)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;
(fff)	an Event of Default or Potential Event of Default, or Review Event is “continuing” if it has not been waived by, or remedied to the satisfaction of, the Bank;
(ggg)	a reference to the Corporations Act is a reference to the Corporations Act 2001 (Cwlth);
(hhh)	a reference to “know your customer checks” means any “know your customer” obligations or other identification checks or procedures in connection with any law.
1.3	Number

In a Bank Document, the singular includes the plural and vice versa.

1.4	Headings
In a Bank Document, headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of the Bank Document.
1.5	Conflict
If there is any inconsistency between the terms of this deed and the terms of any other Bank Document, the terms of that other Bank Document will prevail to the extent of the inconsistency.
1.6	Consideration
This deed is entered into in consideration of the parties incurring obligations and giving rights under this deed and for their valuable consideration. Each Undertaking Company acknowledges that the Bank is acting in reliance on the Undertaking Company incurring obligations and giving rights.
1.7	Accounting Standards
(a)	Any accounting practice or concept relevant to this deed is to be construed or determined in accordance with the Accounting Standards.
(b)	The Bank and each Undertaking Company acknowledges that changes in the Accounting Standards after the date of this deed may make the operation of the financial undertakings set out in clause 5, a defined term or another clause in a Bank Document that refers to the Accounting Standards or any accounting practice or concept, inappropriate.
(c)	If Sims or the Bank considers that such a change has occurred and notifies the Bank or Sims (as applicable) to that effect (the date such notice is given, the Notification Date), Sims and the Bank agree to negotiate in good faith to agree to appropriate amendments to the affected clause or definition.
(d)	If Sims and the Bank fail to agree on amendments to the affected clause or definition within 20 Business Days (or such other period as may be agreed between Sims and the Bank) of the Notification Date, then any references to the Accounting Standards in this deed or any other Bank Document will be deemed to be a reference to the Accounting Standards as at the date of this deed.
(e)	Unless and until an agreement is reached as contemplated in this clause 1.7, the Borrowers will provide each Financial Report and Compliance Certificate together with, in each case, any reconciliation statements (audited, where applicable) necessary to enable calculation of the financial undertakings and associated definitions based on the Accounting Standards prior to the relevant change occurring and those changes will be ignored for the purposes of the financial undertakings and the relevant definitions.
2	REPRESENTATIONS AND WARRANTIES
Each Undertaking Company represents and warrants as follows:
(a)	(status) it and each Relevant Company is a corporation, or in the case of a Relevant Company incorporated or organised under the laws of a state in the United States of America, a corporation, limited liability company or limited partnership or in the case of a Relevant Company incorporated or organised under the laws of Germany a limited liability company, duly incorporated or organised in accordance with the laws of its place of incorporation or organisation, is validly existing under those laws and is capable of suing and being sued; and
(b)	(power) it has full power, authority and legal right to:
(i)	own its assets;
(ii)	carry on its business as presently conducted; and
(iii)	enter into the Bank Documents to which it is a party and comply with its obligations under them; and
(c)	(no contravention or exceeding power) the execution, delivery and performance by it of the Bank Documents to which it is expressed to be a party will not breach, or result in a contravention of:
(i)	any law, regulation or authorisation;
(ii)	its constitution or other constituent documents (if any); or
(iii)	any limitation on its powers or the powers of its directors; or
(iv)	any encumbrance or agreement which is binding on it and any of its Subsidiaries,

and will not result in:
(v)	the creation or imposition of any encumbrance on any assets of it or any of its Subsidiaries other than as permitted under a Bank Document; or
(vi)	the acceleration of the date for payment of any obligation under any agreement which is binding on it; and
(d)	(validity of obligations) any Bank Document to which it is expressed to be a party is its valid and binding obligation enforceable against it; and
(e)	(corporate authority) it has in full force and effect the authorisations necessary for it to enter into the Bank Documents to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced. Each person held out as an Authorised Officer in a Verification Certificate attached to a Bank Document or other document signed by a secretary or director as authority, is authorised to sign that Verification Certificate, any Drawdown Notice or other notice on its behalf and do the other things contemplated by this deed; and
(f)	(Authorisations) all Authorisations required:
(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Bank Documents to which it is a party;
(ii)	to make the Bank Documents to which it is a party admissible in evidence in its jurisdiction of incorporation or organisation; and
(iii)	for each Undertaking Company to carry on its business, which are material and where failure to obtain or effect any such Authorisation would have a Material Adverse Effect, have been obtained or effected and are in full force and effect; and
(g)	(benefit) it benefits by entering into the Bank Documents to which it is a party; and
(h)	(information is accurate)
(i)	(Financial Reports) its most recent consolidated and unconsolidated Financial Reports give a true and fair view of the matters with which they deal and for the periods to which they relate and comply with generally accepted accounting principles as in effect from time to time in Australia (except to the extent disclosed in them) and comply with all applicable laws;
(ii)	(no material change) there has been no change since the date to which its most recent Financial Report given to the Bank was prepared which has had, or is likely to have, a Material Adverse Effect. It discloses all material Finance Debt and material contingent liabilities; and
(iii)	(full disclosure) it has disclosed in writing to the Bank all facts relating to it and its Subsidiaries, the Bank Documents and all things in connection with them, which are material to the assessment of the nature and amount of the risk undertaken by the Bank in entering into the Bank Documents and doing anything in connection with them; and
(i)	(Litigation) that no litigation, tax claim, dispute arbitration, administrative proceeding or other similar proceeding is presently current or pending or, to a Relevant Company’s knowledge, threatened, which might have a Material Adverse Effect; and

(j)	(No default) there is no subsisting Event of Default and to the best of its knowledge, there is no subsisting Potential Event of Default; and
(k)	(Environment Law)
(i)	there is and has been nothing relating to it or its business or assets which under any Environmental Law or law relating to health and safety has given rise or may give rise to substantial expenditure by it, a substantial claim against it or a requirement that it cease or substantially alter a material activity; and
(ii)	other than those Authorisations which a failure to obtain or maintain is not likely to have a Material Adverse Effect, it has obtained all Authorisations it is required to obtain under any Environmental Laws and such Authorisations are in full force and effect; and
(l)	(pari passu) its payment obligations under the Bank Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally; and
(m)	(solvency) there are no reasonable grounds to suspect that it is unable to pay its debts as and when they become due and payable; and
(n)	(not a trustee) it does not enter into any Bank Document as trustee, or hold any property as trustee; and
(o)	(ownership of property) it is the beneficial owner of and has good title to all property and all undertakings carried on by it free from any Security Interest or to any agreement to give such a Security Interest, except Security Interests permitted by clause 4(d); and
(p)	(no benefit to related party) no person has contravened nor will contravene section 208 or section 209 of the Corporations Act (or similar laws under the laws of any other jurisdiction which may be applicable to it) by entering into any Bank Document or participating in any transaction in connection with a Bank Document; and
(q)	(no financial assistance) no person has contravened nor will contravene Part 2J.3 of the Corporations Act (or similar laws under the laws of any other jurisdiction which may be applicable to it) by entering into any Bank Document or participating in any transaction in connection with a Bank Document; and
(r)	(default under law — Material Adverse Effect) neither it nor any of its Subsidiaries is in breach of a law or obligation affecting any of them or their assets in a way which has had, or is likely to have, a Material Adverse Effect; and
(s)	(taxation) to the best of its knowledge, information and belief, having made due enquiries, it has complied with all material laws relating to Tax in all jurisdictions in which it is subject to Tax and has paid all Taxes due and payable by it (other than those Taxes which it is contesting in good faith and in respect of which it has made adequate reserves as long as failure to pay those Taxes would not have, and is not reasonably likely to have, a Material Adverse Effect) and;
(t)	(no immunity) neither it nor any of its Subsidiaries has immunity from the jurisdiction of a court or from legal process; and
(u)	(Governing law and enforcement) subject to any qualification in any legal opinion provided to the Bank pursuant to this deed:

(i)	the choice of law referred to in clause 14.5 (Governing law and Jurisdiction) as the governing law of the Bank Documents will be recognised and enforced in its jurisdiction of incorporation or organisation and in the jurisdiction referred to in that clause (if different); and
(ii)	any judgment obtained against it in any jurisdiction referred to in clause 14.5 (Governing law and Jurisdiction) in relation to a Bank Document will be recognised and enforced in its jurisdiction of incorporation or organisation; and
(v)	(No filing or stamp taxes) under the law of any relevant jurisdiction it is not necessary that the Bank Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp duty, registration or other similar Tax be paid on or in relation to the Bank Documents or the transactions contemplated by the Bank Documents; and
(w)	(representations true) each of its representations and warranties contained in the Bank Documents is correct and not misleading when made or repeated; and
(x)	(“most favoured nation” — facilities) in the reasonable opinion of Sims and unless as disclosed under clause 4(n), the terms of each Bank Document, whether alone or in combination with another Bank Document, except those terms related to pricing (including, without limitation, fees and margins), facility limits and repayment dates, are no less favourable in any material respect than the terms in any Other Bank Document; and
(y)	(“most favoured nation” — hedging) in the reasonable opinion of Sims and unless as disclosed under clause 4(o), the terms and conditions of the ISDA Master Agreement entered or to be entered into between SGAHL and the Bank (ISDA Master Agreement), except those terms related to pricing and individual transactions, will be no less favourable in any material respect than the terms and conditions of the Other Hedging Arrangements; and
(z)	(ERISA) Any Undertaking Company incorporated or organised in the United States of America and its Subsidiaries (Sims US Company) have operated and administered each employee benefit plan (as defined in Section 3 of ERISA) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No Sims US Company has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the U.S. Internal Revenue Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by a Sims US Company, or in the imposition of any lien on any of the rights, properties or assets of a Sims US Company, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the U.S. Internal Revenue Code, other than such liabilities or liens as would not individually or in the aggregate reasonably be expected to result in respect of each Sims US Company in a Material Adverse Effect (as if, for the purpose of this clause 2(z)only, each reference to “the Sims Group” in the definition of “Material Adverse Effect” in this agreement were a reference to “Sims US Company”; and
(aa)	(Federal Reserve Regulations) No Undertaking Company is engaged principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the facility under the Bank Documents will be used, whether immediately, incidentally or ultimately, for purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System;
(bb)	(Not an Investment Company) No Undertaking Company is, nor during the term of the facility under the Bank Documents will it be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
3	REPETITION OF REPRESENTATIONS AND WARRANTIES & RELIANCE

3.1	Repetition of representations and warranties
Each of the representations and warranties contained in clause 2 (Representations and Warranties) are made on the date of this deed and shall be repeated (by reference to the then current circumstances) on:
(a)	the date of each drawdown of financial accommodation under any Bank Document; and
(b)	on each Interest Payment Date (as defined in the relevant Bank Document); and
(c)	the day on which a corporation or other entity becomes, or it is proposed that the corporation or other entity becomes, an Additional Borrower or Additional Guarantor (as the case may be).
3.2	Reliance
Each Undertaking Company acknowledges that the Bank has entered into the Bank Documents in reliance on the representations and warranties in clause 2 (Representations and Warranties) and repeated under this clause 3 (Repetition of Representations and Warranties & Reliance).
4	UNDERTAKINGS
Each Undertaking Company undertakes as follows, except where the undertaking is expressed to apply to Sims only in which case Sims gives the relevant undertaking.
It also undertakes to ensure that each Relevant Company complies with the following, to the extent that the undertaking applies to a Relevant Company.
In each case these undertakings apply unless the Bank gives written consent otherwise.
(a)	(Information) It will provide the following to the Bank:
(i)	(Financial Reports) promptly after each relevant accounting period (but in any event within 90 days after each relevant accounting period), copies of the Sims Group consolidated audited annual and unaudited semi-annual Financial Reports (except delivery by Sims of such Financial Reports will be deemed to satisfy each other Undertaking Company’s obligation under this paragraph), and ensure that such Financial Reports give a true and fair view and generally accepted accounting principles must have been consistently applied in the preparation of such accounts or statements;
(ii)	(compliance certificate) when it provides those Financial Reports, a certificate substantially in the form of Schedule 3 (Compliance Certificate) of a director of Sims certifying as to whether an Event of Default, Potential Event of Default or Review Event subsists, that the representations are true, and that it is in compliance with the financial undertakings in clause 5 (Financial Undertakings);
(iii)	(shareholder and ASX documents) promptly all documents issued by it to its shareholders;
(iv)	(KYC & AML) promptly upon request, any document or information necessary in the Bank’s opinion to enable the Bank to do any know your customer checks or anti-money laundering checks;
(v)	(environmental matters) without limiting clauses 2(i) (Representations and warranties — litigation) and 2(k) (Representations and warranties — Environmental Laws), promptly to notify the Bank in writing (giving reasonable details) of:
(A)	any breach of any Environmental Law; or
(B)	the issuing of any proceedings or notice or requirements against or upon it or its assets in respect of, or which is likely to result in, any environmental liability or breach of any Environmental Law, in each case, which has had, or is reasonably likely to have a Material Adverse Effect;
(vi)	(other information) promptly, any other information reasonably requested by the Bank.
(b)	(Notice of default & status certificates)
(i)	It will notify the Bank as soon as it becomes aware of any Event of Default, Potential Event of Default or Review Event giving full details of the event and any step taken or proposed to remedy it; and
(ii)	Sims will, on request from the Bank, give the Bank a certificate signed by two of its directors which states whether an Event of Default or Potential Event of Default, or Review Event is continuing.
(c)	(Other notices) It will notify the Bank as soon as it becomes aware of:
(i)	any litigation, arbitration. administrative or other proceeding in respect of it or any of its assets being commenced or threatened which is in excess of A$25,000,000 or its equivalent; or
(ii)	any proposal of any Governmental Agency to compulsorily acquire the whole or a substantial part of its assets; or
(iii)	the acquisition by it of a Subsidiary.
(d)	(Negative Pledge — no Security Interests) It will not, and in the case of Sims it will procure that the Sims Group will not, create or allow to exist a Security Interest over all or any of its assets or the assets of a member of the Sims Group or enter any other transaction or arrangement which gives a creditor a preferential right to an asset owned or used by it except in the following instances:
(i)	a lien or statutory charge which arises by operation of law in the ordinary course of day to day business and does not secure Finance Debt, but only so long as it pays the amount secured on the due date, except where that amount is being contested in good faith; and
(ii)	Security Interests that secure Secured Indebtedness representing not more than 5% of Total Tangible Assets.
(e)	(Negative Pledge — no disposal of Assets) Neither it nor a Relevant Company will dispose of 10% or more of its Total Tangible Assets or an interest in them or agree or attempt to do so (whether in one or more related or unrelated transactions) except:
(i)	where the disposals are in the ordinary course of day to day trading; and
(ii)	the disposals are of surplus assets no longer required for its business.
(f)	(Negative Pledge — not give financial accommodation) It will not without the Bank’s consent:
(i)	provide financial accommodation to persons other than Undertaking Companies (except for deposits held with financial institutions in the ordinary course of business and supplier advances for which security adequate to cover the amount of the supplier advance is taken) which when added to all such other outstanding financial accommodation provided by all other Relevant Companies would be in excess of A$35,000,000; or
(ii)	in the case of each Undertaking Company, permit financial accommodation to remain owing to it by a Relevant Company (other than another Undertaking Company); or
(iii)	satisfy any financial accommodation an Undertaking Company now or in the future owes to a Relevant Company which is not an Undertaking Company except any financial accommodation which, in aggregate with all other financial accommodation owed by an Undertaking Company to a Relevant Company which is not an Undertaking Company that is satisfied in the 12 month period prior to the date on which the financial accommodation is to be satisfied, does not exceed A$10,000,000.
(g)	(Negative Pledge — not deposit money as security) It will not deposit money with a person in circumstances where the money is not repayable unless the Undertaking Company performs obligations (including to pay money) to that person, except deposits which in aggregate do not exceed A$35,000,000 at any time.
(h)	(Authorisations, corporate existence and constitutions) It will and it will ensure that each Relevant Company will:
(i)	obtain, keep in force and comply with the terms of:
(A)	all Authorisations required in relation to the entry into, performance of obligations under, and enforceability of, the Bank Documents to which it or the Relevant Company is a party; and
(B)	all Authorisations that are material to the carrying on of the business of the Sims Group (taken as a whole) where failure to do so has or is likely to have a Material Adverse Effect, and ensure those Authorisations are not cancelled, suspended, not renewed, varied or found to be invalid; and

(ii)	in the case of each Undertaking Company, maintain its corporate existence, good standing and registration in the jurisdiction of its incorporation or organisation and not transfer such jurisdiction;
(iii)	in the case of each Undertaking Company, not amend its constituent documents where such amendment has or would be likely to have a Material Adverse Effect, except with the Bank’s prior written consent.
(i)	(Change of business) The Relevant Companies will not substantially change the nature of the business or businesses carried on by them as a whole. No Relevant Company will take any action which would have that effect, whether by disposal, acquisition or otherwise.
(j)	(Arms length dealings) No Undertaking Company will deal with any other party except at arms length for full commercial consideration in the ordinary course of business.
(k)	(Environmental Law) Each Undertaking Company will maintain procedures which in the reasonable opinion of the Bank are adequate to monitor its compliance with laws relating to the environment planning and health or any authorisation under any of those laws, and which are adequate to deal with circumstances which may give rise to a claim or a requirement of substantial expenditure by it pursuant to these laws.
(l)	(Guarantors) It will ensure that:
(i)	the Guarantor Group (excluding any German Guarantors) will:
(A)	at all times own, in aggregate, at least 80% of Total Tangible Assets; and
(B)	generate at least 80% of EBITDA for each Calculation Period ending on a Calculation Date, or where a Subsidiary has been newly acquired or created or where assets or a business have been newly acquired, the Guarantor Group will own at least 80% of Total Tangible Assets and generate at least 80% of EBITDA within 3 months of such acquisition or creation; and
(ii)	where a Subsidiary owns at least 5% of Total Tangible Assets at any time or generates at least 5% of EBITDA for a Calculation Period ending on a Calculation Date, the Subsidiary must become an Additional Guarantor in accordance with clause 12.4 within 3 months of the earlier of becoming the owner of 5% of Total Tangible Assets or the relevant Calculation Date, unless the Bank is provided with a written legal advice (in a form satisfactory to the Bank, acting reasonably) from a law firm in the jurisdiction in which the Subsidiary was incorporated to the effect that the accession of the Subsidiary to this deed as a member of the Guarantor Group on the terms of this deed would be contrary to the law under which the Subsidiary was incorporated or carries on a substantial portion of its business.
(m)	(Deed of Cross Guarantee) An Undertaking Company:
(i)	must not consent to the amendment, termination, revocation, suspension, repudiation of, or waive its rights arising under, any Deed of Cross Guarantee to which it is a party without the Bank’s consent (which consent may be withheld in the Bank’s absolute discretion or, where granted, may be subject to such terms as the Bank, in its absolute discretion, requires); and

(ii)	must notify the Bank immediately upon it becoming aware of any proposal or request or requirement that it provide a consent or waiver in respect of any Deed of Cross Guarantee to which it is a party.
(n)	(“most favoured nation” — facilities) In the event that, in the reasonable opinion of Sims, the terms of a Bank Document, whether alone or in combination with another Bank Document, except those terms related to pricing (including, without limitation, fees and margins), facility limits and repayment dates become less favourable in any material respect than the terms in any Other Bank Documents (including, without limitation, granting any Security Interest to any other party other than a Security Interest which it is permitted by the terms of the Bank Documents to grant to another party, but excluding terms related to pricing, facility limits and repayment dates), it will promptly notify the Bank of, and upon request, amend the Bank Documents to provide for, the same or substantially similar terms and conditions to apply to the Bank.
(o)	(“most favoured nation” — hedging) In the event that, in the reasonable opinion of Sims, the terms of the ISDA Master Agreement (including, without limitation, granting any Security Interest to any other party other than a Security Interest which it is permitted by the terms of the ISDA Master Agreement to grant to another party, but excluding terms related to pricing, facility limits and repayment dates) become less favourable in any material respect than the terms of any Other Hedging Arrangement, it will promptly notify the Bank of, and upon request to amend the ISDA Master Agreement (as applicable) to provide for, the same or substantially similar terms and conditions to apply to the Bank.
(p)	(accounting records) It will keep proper accounting records and ensure that each of its Subsidiaries does the same.
(q)	(conduct of business) It will conduct its business (including collecting debts owed to it) in a proper, orderly and efficient manner.
(r)	(corporate reconstruction) The Sims Group will not enter into any amalgamation, demerger or corporate reconstruction where such event has or would be likely to have a Material Adverse Effect except a solvent amalgamation or reconstruction on terms agreed by the Bank.
(s)	(not reduce capital) It will ensure that no Relevant Company takes any action to reduce its capital, cancel its uncalled capital or buy back its shares (Capital Reduction) if the Capital Reduction would, in aggregate with any other Capital Reductions by the Relevant Company in the preceding year, result in a reduction of the issued ordinary capital of the Relevant Company of greater than or equal to 10% for that year (however any Capital Reduction may not in any event be made if it causes a breach of the financial undertakings in clause 5 (Financial Undertakings)).
(t)	(incorrect representation or warranty) It will promptly to notify the Bank if any representation or warranty made, or taken to be made, by it or on its behalf in connection with a Bank Document is found to have been incorrect or misleading when made or taken to be made.
(u)	(comply with all laws and regulations) It will comply in all respects with any applicable laws and regulations to which it or its assets are subject where failure to comply would have, or is reasonably likely to have, a Material Adverse Effect
(v)	(ensure no Event of Default) Sims will do everything necessary to ensure that no Event of Default occurs and ensure that each of its Subsidiaries does the same.

(w)	(rate hedging) It will not (and in the case of Sims, ensure that no Relevant Company will) enter into any derivative transaction except for the purpose of hedging actual or projected interest rate, foreign exchange or other exposures arising in the ordinary course of trading and not for speculative purposes.
(x)	(Insurance): It will
(i)	maintain industrial special risks insurance, public liability insurance, professional indemnity liability insurance and directors and officers liability insurance with an independent and reputable insurer and consistent with the insurances maintained by it as at the date of this deed;
(ii)	otherwise insure, and keep insured, its property which is of an insurable nature in the manner and to the extent which is in accordance with good business practice for property of such nature; and
(iii)	promptly following a request by the Bank, to provide the Bank with any certificates of currency or other evidence of currency in respect of all insurances required to be maintained by it under this deed.
(y)	(Taxes) It will pay:
(i)	all Taxes due and payable by it other than those Taxes which it is contesting in good faith and in respect of which it has made adequate reserves of liquid assets to satisfy the liability if the contest is unsuccessful as long as failure to pay those Taxes does not have, and is not likely to have, a Material Adverse Effect; and
(ii)	all contested Taxes which remain due and payable by it after final determination or settlement of the contest.
(z)	(purpose) It will use the Facility only for the purpose set out in the relevant Bank Document.
(aa)	(maintenance of existence) It will ensure that it and each Relevant Company will:
(i)	maintain its corporate existence, good standing and registration in the jurisdiction of its organisation and incorporation;
(ii)	not transfer its jurisdiction of organisation or incorporation;
(iii)	not enter into any amalgamation, demerger or corporate reconstruction where such event has or would be likely to have a Material Adverse Effect except a solvent amalgamation or reconstruction on terms agreed by the Bank;
(iv)	not amend its constitution or any other constituent document of it where such amendment has or would be likely to have a Material Adverse Effect.
Paragraphs (d) and (e) do not apply to any disposal if such disposal cannot be prohibited pursuant to Sections 1136 German Civil Code (Bürgerliches Gesetzbuch).

It will promptly remedy any material breaches or circumstances referred to above.

5	FINANCIAL UNDERTAKINGS
Each Undertaking Company must ensure that on each Calculation Date for the duration of the Term, unless the Bank gives written consent otherwise:

(a)	(Minimum Tangible Net Worth) TNW is at least 85% of TNW calculated for the last Calculation Date of the preceding year;
(b)	(Interest Cover) EBITDA divided by Net Interest Expense for the Calculation Period ending on that Calculation Date to be greater than or equal to 3.5 times.
(c)	(Cashflow Gearing) The ratio of Total Finance Debt to EBITDA for the Calculation Period ending on that Calculation Date must not exceed 3.00 times.
6	EVENTS OF DEFAULT
Each of the following is an Event of Default (even if outside the control of any Undertaking Company except as stated below).
(a)	(Obligations under transaction documents) Any Undertaking Company fails to do any of the following:
(i)	(payment) to pay principal under a Bank Document or any interest or any other amount payable under a Bank Document on time on the due date in the manner required under that Bank Document unless, in the case of interest or any other amount, it is paid within 2 days of the due date and it demonstrates to the satisfaction of the Bank that the delay was due to a failure in transmission of funds outside of its control where the funds were available to it with a bank and it gave the requisite instructions;
(ii)	(compliance with Financial Undertakings) to comply with its Financial Undertakings; or
(iii)	(compliance with other obligations) to comply with any other obligation in a Bank Document and, if in the opinion of the Bank that failure can be remedied within 14 days, does not remedy that failure within 14 days of notice of that failure being delivered by the Bank.
(b)	(Misrepresentation) A representation or statement made by, or taken to be made or repeated, or on behalf of an Undertaking Company in a Bank Document, or in a document provided under it including without limitation any Verification Certificate, is misleading in a material respect when made or taken to be made or repeated.
(c)	(Cross Default)
(i)	Finance Debt of a Relevant Company for an amount totalling at least A$5,000,000 or its equivalent or the Relevant Companies in the Sims Group for amounts totalling (in aggregate for all such Relevant Companies) at least A$25,000,000 or its equivalent:
(A)	is not paid when due (or within an applicable grace period); or
(B)	becomes due and payable before its stated maturity, except as a result of an exercise of a prepayment right in the absence of default.
(ii)	An obligation upon any person to provide finance to:
(A)	a Relevant Company totalling at least A$5,000,000; or
(B)	the Relevant Companies in the Sims Group for amounts totalling (in aggregate for all such Relevant Companies) at least A$25,000,000 or its equivalent,

is terminated except as a result of voluntary termination in the absence of default.
(d)	(Enforcement against assets)
(i)	A distress, attachment, execution or other process of a Governmental Agency is issued against, levied or entered upon:
(A)	an asset of a Relevant Company with a value in or in an amount of at least A$10,000,000 or its equivalent; or
(B)	an asset or assets of Relevant Companies totalling (in aggregate for all such Relevant Companies) at least A$25,000,000 or its equivalent, and is not set aside or satisfied within 10 Business Days; or
(ii)	a receiver, receiver and manager, administrator or similar officer is appointed over a Relevant Company or any of its assets; or
(iii)	a Security Interest is enforced against any asset of a Relevant Company with a value totalling in excess of A$10,000,000 or its equivalent.
(e)	(Reduction of capital) A Relevant Company undertakes any Capital Reduction if the Capital Reduction would, in aggregate with any other Capital Reductions by the Relevant Company in the preceding year, result in a reduction of the issued ordinary capital of the Relevant Company of greater than or equal to 10% for that year (however any Capital Reduction may not in any event be made if it causes a breach of the Financial Undertakings).
(f)	(Insolvency) A Relevant Company is Insolvent or is deemed or presumed Insolvent under any applicable law. A Relevant Company ceases or threatens to cease carrying on its business or paying its debts.
(g)	(Vitiation of Bank Document)
(i)	All or a material part of a Bank Document is or becomes wholly or partly void, voidable or unenforceable, terminated or of no force or limited force or terminable at the option of a Relevant Company, except as expressly provided under that Bank Document;
(ii)	any law suspends, varies, terminates or excuses performance by an Undertaking Company of any of its material obligations under a Bank Document or purports to do any of the same;
(iii)	it becomes impossible or unlawful for an Undertaking Company to perform any of its material obligations under a Bank Document or for the Bank to exercise all or any of its rights, powers and remedies under a Bank Document; or
(iv)	the execution, delivery or performance of a Bank Document by an Undertaking Company or the exercise by the Bank of all or any of its rights under a Bank Document breaches or results in a contravention of any law; or
(v)	a Relevant Company or anyone on behalf of any of them alleges that a Bank Document has been affected as described in this clause 6(g) (Events of Default — Vitiation of Bank Documents).
(h)	(Ceasing business) An Undertaking Company stops payment, significantly changes the general character of its business or threatens to do any of those things or a

Relevant Company ceases to carry on business, except to reconstruct or amalgamate while solvent, and which event may have a Material Adverse Effect.
(i)	(Environmental) There is any claim or requirement of expenditure or alteration of activity or cessation of activity under any Environmental Law or law relating to health or there is any breach of any Authorisation, in each case which in the opinion of the Bank is likely to have a Material Adverse Effect or any circumstance arises which may give rise to such an action, claim, requirement or breach.
(j)	(Governmental interference) A law or anything done by a Governmental Agency is likely to in the opinion of the Bank have a Material Adverse Effect.
(k)	(seizure) All or any material part of the assets of the Sims Group are seized or otherwise appropriated by, or custody thereof is assumed by any Governmental Agency, or the Sims Group is otherwise prevented from exercising normal day-to-day control over all or a material part of its assets or loses any of the rights or privileges necessary to maintain its existence or to carry on its business and Sims does not demonstrate to the reasonable satisfaction of the Bank within 15 Business Days of such seizure, appropriation, assumption of custody or execution that no Material Adverse Effect has resulted, or is reasonably likely to result, therefrom.
(l)	(NAB event of default) An event of default, termination event (other than a termination event under a Hedging Agreement with the Bank in respect of which the Bank is an “Affected Party” (as defined in that Hedging Agreement)) or other similar event occurs with respect to a Relevant Company under any agreement relating to Finance Debt between a Relevant Company and the Bank including the occurrence of an event which is an “event of default” with respect to a Relevant Company under any Bank Document other than this deed, or any other event occurs which renders enforceable a Bank Document that comprises or includes a Guarantee.
(m)	(Disposal without consent) A disposal which cannot be prohibited pursuant to Section 1136 German Civil Code (Bürgerliches Gesetzbuch), if the disposal has not been approved by the Bank in writing, provided such disposal corresponds to a disposal set out in clause 4 (d) and (e).
(n)	(investigation) a person is appointed under the Corporations Act or any other applicable legislation to investigate any part of the affairs of an Undertaking Company and the relevant Undertaking Company does not demonstrate to the reasonable satisfaction of the Bank within 15 Business Days of such appointment that no Material Adverse Effect has resulted from, or is reasonably likely to result from, the investigation or as a consequence thereof.
(o)	(deregistration) a step is taken under section 601AA, 601AB or 601AC of the Corporations Act to cancel the registration of any Undertaking Company.
(p)	(ASX delisting/suspension) except with the written consent of the Bank, any securities of Sims are:
(i)	not listed on at least one of:
(A)	the official list of the Australian Securities Exchange operated by ASX Limited; or
(B)	the official list of the New York Stock Exchange; or
(ii)	suspended from quotation or trading on any official list referred to in paragraph (i) above for 5 consecutive trading days (except where such suspension is requested by Sims for the purpose of an acquisition or a fundraising and such securities remain suspended on that basis only and not on any other basis); or
(iii)	removed from the official list of any of:
(A)	the Australian Securities Exchange operated by ASX Limited;
(B)	the New York Stock Exchange; or
(C)	another stock exchange,
because the operator of the relevant stock exchange decides that Sims or its securities no longer meet the requirements for continued listing (except where Sims has requested such removal and that is the sole basis for the removal).
(q)	(Material Adverse Change) any event occurs which, in the reasonable opinion of the Bank, may have a Material Adverse Effect.
7	BANK’S REMEDIES AND POWERS

7.1	Event of Default
If an Event of Default occurs then the Bank may declare at any time by notice to Sims that:
(a)	the Bank’s obligations specified in the notice are terminated or any facility provided under any Bank Document is terminated; or
(b)	an amount equal to the Amount Owing is either:
(i)	payable on demand; or
(ii)	immediately due for payment.
The Bank may make either or both of these declarations. The making of either of them gives immediate effect to its provisions.
Where a Bank Document specifies that a facility can be terminated by the Bank at any time, the Bank may at any time do either of the things specified in (a) or (b) above whether or not an Event of Default has occurred.
Any notice given by Bank pursuant to paragraphs 7.1(a) or (b) shall be of no effect if:
(c)	it is given because of the occurrence of an Event of Default specified in paragraphs (a)(ii), (a)(iii), (b), (c), (e), (g), or (h) of clause 6; and
(d)	within two Business Days of the notice the Undertaking Company is able to show to the Bank’s absolute satisfaction and in the Bank’s absolute discretion that:
(i)	in the case where the notice relates to any of the Events of Default specified in paragraphs (a)(ii), (a)(iii), (b), (c) or (g) of clause 6, the relevant Event of Default has been cured; or
(ii)	in the case where the notice relates to any of the Events of Default specified in paragraphs (e) or (h) of clause 6, the continuation of the relevant Event of Default does not have a Material Adverse Effect.

7.2	Application of money — set-off
If an Undertaking Company does not pay an amount when due or an Event of Default is continuing, the Bank may apply any money in any of Undertaking Company’s accounts or deposits (whether or not matured) in payment of any amount payable by it under any Bank Document by setting off the obligations. It need not do so. The Bank may do anything necessary to effect any set-off under this clause (including varying the date for payment of any amount owing by the Bank to the Undertaking Company and it can convert currencies using its normal procedures provided those procedures are fair and reasonable to both the relevant Undertaking Company and the Bank. This clause applies despite any other agreement between the Undertaking Companies and the Bank.

7.3	No waiver

No failure to exercise a power, and no delay in exercising a power, operates as a waiver.

7.4	Variation and waiver
A provision of a Bank Document, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.
7.5	Discretion in exercising rights
The Bank may exercise a right or remedy or give or refuse its consent under a Bank Document in any way it considers appropriate (including by imposing conditions).
7.6	Partial exercising of rights
If the Bank does not exercise a right or remedy under a Bank Document fully or at a given time, the Bank may still exercise it later.
7.7	No liability for loss
The Bank is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy under a Bank Document.
7.8	Conflict of interest
The Bank’s rights and remedies under any Bank Document may be exercised even if this involves a conflict of duty or the Bank has a personal interest in their exercise.
7.9	Remedies cumulative
The rights and remedies of the Bank under any Bank Document are in addition to other rights and remedies given by law independently of the Bank Document.
8	REVIEW
8.1	Review Event
Each of the following is a Review Event:
(a)	(Control) If the persons who at the date of this deed have Control of Sims cease to have Control of Sims then the Bank may within 90 days after notification of that change of Control review the terms of any financial accommodation provided under any Bank Document. Following that review the Bank may require repayment of all or part of the financial accommodation provided to any Undertaking Company and terminate all facilities; and

(b)	(Listing) If any securities of Sims are added to the official list of any stock exchange (other than the official list of the Australian Securities Exchange operated by ASX Limited and the official list of the New York Stock Exchange) then the Bank may, for a period of not less than 60 days after the date the Bank is notified of that event (Listing Review Period), review the terms of any financial accommodation provided under any Bank Document. Following the Listing Review Period, the Bank may require repayment on demand of all or part of the financial accommodation provided to any Undertaking Company and terminate all its facilities, if the Bank, acting reasonably, believes that Sims’ presence on the official list of such a stock exchange, will have, or is reasonably likely to have, a Material Adverse Effect.
9	PAYMENTS
9.1	Method of payment
Each Undertaking Company will make all payments (including by way of reimbursement) under each Bank Document:
(a)	on the due date (or, if that is not a Business Day, on the next Business Day unless that day falls in the following month or after the Maturity Date, in which case, on the previous Business Day); and
(b)	not later than 10.00 am in the place for payment; and
(c)	in the currency in which that payment is due in immediately available funds; and
(d)	in full without set-off or counterclaim and without any deduction in respect of Taxes unless prohibited by law; and
(e)	to the Bank by payment into the account nominated by the Bank, or by payment as the Bank otherwise directs.
If the Bank directs the Undertaking Company to pay a particular party or in a particular manner, the Undertaking Company is taken to have satisfied its obligation to the Bank by paying in accordance with the direction. The Undertaking Company satisfies a payment obligation only when the Bank or the person to whom it has directed payment receives the amount.
9.2	Currency of payment
Each Undertaking Company waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if the Bank receives an amount in a currency other than that in which it is due for any reason whatsoever, including without limitation as a result of any judgment or order or the liquidation of the Borrower or any proof or claim in connection with that liquidation:
(a)	it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual Costs in connection with the conversion; and
(b)	the Undertaking Company satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the Costs of the conversion.

9.3	Application of payments
The Bank may apply amounts paid by an Undertaking Company towards satisfaction of the Undertaking Company’s obligations under the Bank Documents in the manner it sees fit, unless the Bank Documents expressly provide otherwise. This appropriation overrides any purported appropriation by the Undertaking Company or any other person.
9.4	Default interest
(a)	(obligation to pay) Interest will accrue each day on each amount due under a Bank Document but unpaid, from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of:
(i)	365 days, for amounts due and payable in Australian dollars and Pounds Sterling; and
(ii)	360 days, for United States dollars and Euros; and
(iii)	the number of days to be advised by the Bank, for other Alternative Currencies.
The relevant Undertaking Company agrees to pay interest under this clause on demand from the Bank at the rate set out in this clause.
(b)	(default rate) Unless otherwise specified in the Bank Document, the rate will be the interest rate for the relevant facility as set out in the relevant Bank Document (or any equivalent rate which is substituted for this rate from time to time) plus 2%. That interest accrues before and after any judgment. For the purpose of this clause, the Interest Rate is calculated as if the overdue amount is a drawing with interest periods of 30 days (or another period chosen from time to time by the Bank) with the first interest period starting on and including the due date.
(c)	(compounding) Interest payable under this clause which is not paid when due for payment may be added to the overdue amount by the Bank at intervals which the Bank determines from time to time or, if no determination is made, every 30 days. Unless it does so more often, the Bank will be taken to have debited monthly the Undertaking Company’s account with accrued interest under this paragraph. Interest is payable on the increased overdue amount in the manner set out in this clause.
9.5	Interest following judgment
If a liability becomes merged in a judgment, the Undertaking Company agrees to pay interest on the amount of that liability as an independent obligation. This interest:
(a)	accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and
(b)	is calculated at the judgment rate, or the default rate set out in this clause, whichever is higher.
The Undertaking Company agrees to pay interest under this clause on demand from the Bank.
10	CHANGE IN LAW
10.1	Increased Costs
Whenever Bank determines that a Change in Law (as defined below) or compliance by the Bank or any its Related Entities with such Change in Law has the effect of:

(a)	increasing its costs of funding or maintaining a facility under a Bank Document;
(b)	increasing its commitment;
(c)	reducing its effective return, amounts paid or payable to it, or amounts received or receivable by it, in respect of the facility; or
(d)	reducing its return on capital allocated to a facility under a Bank Document (including because more capital needs to be allocated to the facility or cannot be used elsewhere), or the overall return on capital of the Bank (or its Related Entities), then the Bank will promptly notify the relevant Undertaking Company, who must pay the Bank the amount the Bank certifies is necessary to compensate it within two Business Days of such notification. That certificate will give an outline of the calculation, and will be conclusive and bind the Undertaking Company in the absence of manifest error, however, nothing in this clause 10.1 obliges the Bank to provide details of its business or tax affairs which it considers in good faith to be confidential. Compensation need not be in the form of a lump sum and may be demanded as a series of payments, and the relevant Undertaking Company agrees to compensate the Bank whether or not the increase or reduction could have been avoided.
If the Undertaking Company so requests, the Bank will negotiate in good faith with a view to finding a means of minimising the effect, but it is not a defence that the effect could have been avoided or minimised.
A Change in Law is the introduction of, or a change in, any law, regulation, treaty, official directive, ruling, guideline, policy or request (whether or not having the force of law) or a change in its interpretation, administration or application. If it does not have the force of law, it must be one with which responsible Australian banks would comply. Without limitation, it includes any occurrence which is a “Change in Law” as described above and which relates to capital adequacy (including Basel II), special deposit, liquidity, reserve, prime assets, tax or prudential requirements (except a change in tax on overall net income).
It does not include a change where the Bank is entitled to receive adequate compensation under another provision of a Bank Document.
10.2	Illegality or impossibility
If, due to a Change in Law, it becomes illegal or impossible for the Bank to make, fund, provide, maintain any advance or financial accommodation or continue to do so under any Bank Document, the Bank may give notice to Sims suspending or cancelling some or all of the Bank’s other obligations as indicated in the notice.
If the illegality or impossibility relates to an advance, the Bank, by giving a notice to Sims, may require prepayment of all or part of the advance and interest accrued on that part by the relevant Borrower of that advance. The relevant Borrower agrees to repay the amount specified immediately after receiving the notice (or at such later time as the Bank may agree).
11	ADDITIONAL PAYMENTS
11.1	Indemnity and costs
Each Undertaking Company will pay the Bank’s reasonable legal Costs (including goods and services tax or similar tax) in relation to:
(a)	the negotiation, preparation, execution and registration of and payment of Taxes on each Bank Document to which it is a party and any security for its obligations, and

(b)	the Bank being satisfied that conditions to drawdown have been met; and
(c)	the Bank giving and considering any amendment of a Bank Document, any consent, any waiver, discharge and releases and producing title documents.
Each Undertaking Company will indemnify the Bank against any liability, loss, Cost or expense (including legal costs on a full indemnity basis, including any goods and services tax or similar tax and including those Costs paid, or that the Bank reasonably believes are payable, to persons engaged by the Bank in connection with the Bank Documents such as consultants) it incurs in or as a result of:
(a)	financial accommodation requested under a Bank Document not being provided in accordance with the request for any reason except default of the Bank; or
(b)	the Bank acting in connection with a Bank Document in good faith on fax, telephone, email or written instructions purporting to originate from the offices of the Undertaking Company or to be given by an Authorised Officer of the Undertaking Company; or
(c)	any indemnity the Bank gives a Controller or administrator of the Company; or
(d)	an Event of Default or a breach of its obligations, or
(e)	in the actual or contemplated enforcement, or preservation of its rights under (or considering doing so), of this deed or any Bank Document to which it is a party, or
(f)	in the actual or contemplated enforcement of any security granted by an Undertaking Company, or
(g)	doing anything in connection with any enquiry by a Governmental Authority involving any Relevant Company.
Each Undertaking Company will, to the fullest extent permitted by law, indemnify and hold harmless the Bank and its respective directors, officers, employees and agents, from and against any and all claims, damages, liabilities, Costs and expenses (including, without limitation, reasonable attorney Costs) for which any of them may become liable or which may be incurred by or asserted against the Bank or any such director, officer, employee or agent, in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not the Bank or any such director, officer, employee or agent is a party thereto, arising out of, related to or in connection with any Bank Document or any transaction in which any proceeds of all or any part of the accommodation under Bank Documents are applied or proposed to be applied, EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LIABILITY OR EXPENSE ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PERSON (but excluding any such claim, damage, liability or expense to the extent attributable to the gross negligence or wilful misconduct of, or violation of any law or regulation by, any such indemnified Person). The undertaking in this clause shall survive the payment of all or any accommodation under Bank Documents.
Each Undertaking Company agrees to pay amounts due under this clause within 10 Business Days of demand from the Bank or the relevant indemnified person.
11.2	Goods and Services Tax
(a)	Notwithstanding any other provision of this deed, any amount payable to the Bank under this deed does not include any goods and services tax or similar tax by whatever name called (including GST as defined in A New Tax System (Goods and Services Tax) Act 1999, as amended from time to time, (the “GST law”). Terms defined in the GST law have the same meaning in this deed.

(b)	To the extent that any supply under or in connection with this deed by the Bank constitutes a taxable supply, the consideration payable will automatically be increased to include an additional amount on account of GST. That amount will be the product of the value of the consideration for the supply and the prevailing GST rate.
(c)	Notwithstanding any other provision in this deed if, for the purposes of GST law, the Bank is not entitled to an input tax credit in respect of the whole or part of any GST payable on a supply acquired by the Bank in connection, whether directly or indirectly, with this deed, the Bank may increase the amounts paid or payable under this deed to the extent necessary to recoup the input tax incurred by the Bank in connection with that supply.
11.3	Tax
If an Undertaking Company is required by any law to deduct any amount in respect of Taxes from any payment under a Bank Document, such that the Bank would not actually receive on the due date the full amount provided for under the Bank Document then:
(a)	the Undertaking Company agrees to deduct the amount for the Taxes (and any further deduction applicable to any further payment due under paragraph (c) below); and
(b)	the Undertaking Company must pay an amount equal to the amount deducted to the appropriate authority in accordance with applicable law and promptly give the Bank evidence of payment (including original receipts); and
(c)	the amount payable is increased so that (after deducting that tax and making any further deductions applicable to additional amounts payable under this clause, and paying any taxes on the increased amount) the Bank receives the same amount it would have received had no deductions been made.
11.4	Stamp duty
Each Undertaking Company will pay or reimburse all Taxes and fees in relation to
(a)	this deed;
(b)	any Bank Document to which it is a party; and
(c)	a payment or receipt or any other transaction contemplated by any Bank Document; and
(d)	and any security for its obligations and any transaction under them or, or that the Bank reasonably believes are payable except that in the case of fines and penalties, an Undertaking Company is not required to pay such amounts if they result from a failure by the Bank to lodge a document for stamping in sufficient time, having received from the Undertaking Company the amount of stamp duty in good time and in any event no later than two weeks prior to the relevant time required by law for the payment of such amounts.
12	NEW PARTIES
12.1	Addition of Additional Borrowers
If the Bank agrees, a wholly-owned Subsidiary of Sims may become a party to this deed and a Bank Document as an Additional Borrower as follows:

(a)	if the Additional Borrower is not already a Guarantor, such Additional Borrower and each existing Borrower must:
(i)	execute and deliver to the Bank an Accession Deed (Accession Deed) substantially in the form of the Annexure to this deed (Form of Accession Deed) (including references to the party becoming a party to this deed as a Borrower under this deed and a Debtor under the Group Guarantee) whereupon its rights and obligations and the duties and restrictions imposed upon it hereunder shall be the same as if it had been joined in this deed as a Borrower and as if it had joined the Group Guarantee as a Debtor; and
(ii)	in the case of the Additional Borrower only, provide to the Bank on the date of the Accession Deed a Verification Certificate in form and substance satisfactory to the Bank dated no earlier than the date of the Accession Deed; and
(iii)	do any other thing the Bank reasonably requests to ensure the enforceability of the Additional Borrower’s obligations as a Borrower or otherwise accede the company to this deed and the relevant Bank Document.
(b)	the Additional Borrower must become a party to this deed as a Guarantor and comply with clause 12.4 (New Guarantors), and for that purpose the execution and delivery of the Accession Deed under paragraph (a)(i) and a Verification Certificate under paragraph (a)(ii) will satisfy the equivalent obligations under that clause 12.4 (New Guarantors).
If the Additional Borrower is already a Guarantor, such entity must make a request to the Bank and if the Bank accepts, it should confirm its approval by countersigning the request, whereupon the Additional Borrower’s rights and obligations and the duties and restrictions imposed upon it hereunder shall be the same as if it is a Borrower under this deed.
12.2	Rights and obligations of New Borrower
Following receipt of the documents referred to in clause 12.1 (Addition of Additional Borrowers), the Additional Borrower shall be deemed to be a party to this deed. Its rights and obligations and the restrictions imposed upon it shall be the same in all respects as if the Additional Borrower had joined in this deed as a Borrower from the date of this deed.
12.3	Rights and obligations of other Borrowers
Following receipt of the documents referred to in clause 12.1 (Addition of Additional Borrowers), the rights and obligations and the restrictions imposed upon the other Borrowers shall be the same in all respects as if the Additional Borrower had joined in this deed as from the date of this deed.
12.4	New Guarantors
(a)	A company becomes a party to this deed after the date of this deed as an Additional Guarantor and to the Group Guarantee after the date of the Group Guarantee as an Additional Guarantor by the Additional Guarantor and each existing Guarantor:
(i)	signing and delivering to the Bank an Accession Deed (except that if the Additional Guarantor becomes a party as a Guarantor but not as an Additional Borrower the references to becoming party as a Borrower will not apply); and
(ii)	in the case of the Additional Guarantor only, providing to the Bank on the date of the Accession Deed a Verification Certificate in form and substance satisfactory to the Bank dated no earlier than the date of the Accession Deed; and

(iii)	doing any other thing the Bank reasonably requests to ensure the enforceability of the Additional Guarantor’s obligations as a Guarantor or otherwise accede the company to this deed and the Group Guarantee.
(b)	Each Guarantor agrees to be bound by the Accession Deed as if they were parties to it.
(c)	Each Guarantor authorises Sims to execute the Accession Deed on its behalf.
13	UNDERTAKING COMPANIES’ AGENT
13.1	Sims as agent of the Undertaking Companies
Each Undertaking Company (other than Sims):
(a)	irrevocably authorises Sims to act on its behalf as its agent in relation to the Bank Documents, including:
(i)	to give and receive as agent on its behalf all communications, including without limitation, notices and instructions (including drawdown notices), consents and requests for consents, and waivers;
(ii)	to sign on its behalf all documents in connection with the Bank Documents (including amendments and variations of any Bank Documents, and to execute any new Bank Documents); and
(iii)	to take such other action as may be necessary or desirable under or in connection with the Bank Documents; and
(b)	confirms for the benefit of both Sims and the Bank that:
(i)	the Bank may direct all communications in accordance with clause 14.4 to Sims and failure by Sims to notify the relevant Undertaking Company of the communication will not invalidate the action taken by Sims on its behalf; and
(ii)	it will be bound by any action taken by Sims under or in connection with the Bank Documents and that the Bank may rely on all action taken by Sims on that Undertaking Company’s behalf.
13.2	Acts of Sims
(a)	The respective liabilities of each of the Undertaking Companies under the Bank Documents shall not be in any way affected by:
(i)	any actual or purported irregularity in any act done or failure to act by Sims;
(ii)	Sims acting (or purporting to act) in any respect outside any authority conferred upon it by any Undertaking Company; or
(iii)	any actual or purported failure by or inability of Sims to inform any Undertaking Company of receipt by it of any notification under the Bank Documents.
(b)	In the event of any conflict between any notices or other communications of Sims and any other Undertaking Company, those of Sims shall prevail.

14	GENERAL
14.1	Statement
A written statement by the Bank as to any amount due under a Bank Document will be sufficient evidence of that amount unless the relevant Undertaking Company proves it wrong.
14.2	Term
This deed will continue so long as there is any liability, obligation, document or agreement between the Bank and any Relevant Company or until the Bank releases it whichever event occurs earlier.
14.3	Assignment
(a)	(no dealing by Undertaking Company) No Undertaking Company may assign or otherwise deal with its rights its rights under any Bank Document or allow any interest in them to arise or be varied, in each case, without the Bank’s consent.
(b)	(dealings by Financier) The Bank may assign, transfer or otherwise deal with any part of its rights under the Bank Documents without the consent of any person. The Bank may disclose information concerning a Bank Document or an Undertaking Company to a potential transferee or sub-participant without the consent of any person. The Bank may, with an Undertaking Company’s consent, transfer by novation any of its rights and obligations. An Undertaking Company will not withhold that consent to a transfer of rights and obligations unreasonably. The Undertaking Company will be deemed to have given its consent ten Business Days after the Bank has requested it unless consent is expressly refused by the Undertaking Company within that time.
(c)	(change of lending office) The Bank may from time to time change its office at which accommodation is made or carried, provided that if at the time of any change from one office to another the effect thereof would be to increase any amount payable by an Undertaking Company under a Bank Document then such change shall may be made but will be made at the Bank’s cost.
(d)	(Federal Reserve) Notwithstanding any other provision set forth in a Bank Document, the Bank may at any time assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal and/or interest on accommodation) under a Bank Document in respect of accommodation made or carried by a Bank office in the United States of America to any Federal Reserve Bank without notice to, or consent of, the Undertaking Companies or any of their agents, successors or assigns.
Where the Bank wants to transfer any part of its obligations the relevant Undertaking Company will sign when reasonably requested by the Bank a document which will effect that transfer and which does not increase the Undertaking Company’s obligations. The Bank will bear its own costs and stamp duty on that document.
14.4	Notices and other communications
(a)	(Form — all communications) Unless expressly stated otherwise in the Bank Documents, all notices, certificates, consents, approvals, waivers and other communications in connection with a Bank Document must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in clause 14.4(c) below, or if the recipient has notified otherwise, then marked for attention in the way last notified.

(b)	(Form — communications sent by email) Communications sent by email need not be marked for attention in the way stated in clause 14.4(a) (Form — all communications). However, the email must state the first and last name of the sender. Communications sent by email are taken to be signed by the named sender.
(c)	(Delivery) Communications must be:
(i)	left at the address set out below; or
(ii)	sent by prepaid ordinary post (airmail, if appropriate) to the address set out below; or
(iii)	sent by fax to the fax number set out below in this clause 14.4(c); or
(iv)	sent by email to the address set out below in this in clause 14.4(c).
However, if the intended recipient has notified a changed address or fax number, then communications must be to that address or number.
Address for service of communications (other than Drawdown Notices):

(a)	Sims:	(b)

(c)	Address:	(d)	Sir Joseph Banks Corporate Park
Suite 3, Level 2
32-34 Lord Street
Botany NSW 2019

(e)	Fax number:	(f)	+ 612 8113 1620

(g)	Email address:	(h)	Frank.Moratti@simsmm.com

(i)	Department/officer:	(j)	Frank Moratti
Company Secretary

(k)	Bank:	(l)

(m)	Address:	(n)	Level 24
255 George Street
Sydney NSW 2000

(o)	Fax number:	(p)	+61 2 9237 1888

(q)	Email address:	(r)	mino.piredda@nab.com.au

(s)	Department/officer:	(t)	Director, Industrials
Address for Drawdown Notices:

(u)	Sydney Branch of the Bank:	(v)	National Australia Bank Limited

(w)	Address:	(x)	Level 24
255 George Street
Sydney NSW 2000

(y)	Fax number:	(z)	1300 764 759 (toll-free number for
dialling from a location within
Australia) or +61 2 9237 1272 if

dialling from a location outside Australia

(aa)	Email address:	(bb)	Nabcapital.lending.admin.australia@nab.com.au

(cc)	Department/officer:	(dd)	Richard Tran and Ujjwal Pandey

Transaction Management Group within the Bank (on behalf of the OBU):	National Australia Bank Limited

Address:	Level 31 500 Bourke Street Melbourne Victoria 3000

Fax number:	+61 3 8641 3590

Email address:	tmg@nab.com.au

Department/officer:	Lisa Allen
(d)	(When effective) Communications take effect from the time they are received or taken to be received under clause 14.4(e) (When taken to be received) (whichever happens first) unless a later time is specified.
(e)	(When taken to be received) Communications are taken to be received:
(i)	if sent by post, three days after posting (or seven days after posting if sent from one country to another); or
(ii)	if sent by fax, at the time shown in the transmission report as the time that the whole fax was sent; or
(iii)	if sent by email:
(A)	when the sender receives an automated message confirming delivery; or
(B)	four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,
(C)	whichever happens first.
(f)	(Receipt outside business hours) Despite clauses 14.4(d) (When effective) and 14.4(e) (When taken to be received), if communications are received or taken to be received under clause 14.4(e) after 5.00 pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00 am on the next Business Day and take effect from that time unless a later time is specified.
(g)	(Waiver of notice period) The Bank may waive a period of notice required to be given by the Undertaking Company under this agreement.

14.5	Governing law and jurisdiction
(a)	Each Bank Document is governed by the law in force in New South Wales. Each Undertaking Company accepts the non-exclusive jurisdiction of the courts having jurisdiction there in relation to each Bank Document (including a dispute regarding the existence, validity or termination of a Bank Document) (a “Dispute”).
(b)	Each Undertaking Company agrees that those courts are an appropriate and convenient courts to settle Disputes and accordingly no Undertaking Company will argue to the contrary.
(c)	Each Undertaking Company irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within clause 14.5(a).
14.6	Service of process
(a)	Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party’s address for service of notices under clause 14.4(c) (Delivery).
(b)	Without prejudice to any other mode of service allowed under any relevant law, each Undertaking Company (other than an Undertaking Company incorporated in Australia):
(i)	irrevocably appoints Sims as its agent for service of process in relation to any proceedings under or in connection with any Bank Document; and
(ii)	agrees that failure by the process agent to notify the relevant Undertaking Company of the process will not invalidate the proceedings concerned.
(c)	Sims accepts its appointment as process agent under this clause 14.6.
(d)	If for any reason Sims ceases to be able to act as process agent for an Undertaking Company, the Undertaking Company must promptly appoint another person in New South Wales acceptable to the Bank to act as its process agent.
(e)	Each party expressly agrees and consents to the provisions of this clause 14.6.
14.7	Application to Bank Documents
If anything in this clause 14 (General) is inconsistent with a provision in another Bank Document, then the provision in the other Bank Document prevails for the purposes of that Bank Document.
14.8	Prompt performance
Subject to clause 14.14 (Time of the essence):
(a)	if a Bank Document specifies when the Undertaking Company agrees to perform an obligation, the Undertaking Company agrees to perform it by the time specified; and
(b)	the Undertaking Company agrees to perform all other obligations promptly.
14.9	Consents
The Undertaking Company agrees to comply with all conditions in any consent the Bank gives in connection with a Bank Document.

14.10	Indemnities
Any indemnity in a Bank Document is a continuing obligation, independent of the Undertaking Company’s other obligations under that Bank Document and continues after the Bank Document ends. It is not necessary for the Bank to incur expense or make payment before enforcing a right of indemnity under a Bank Document.
14.11	Rights and obligations are unaffected
Rights given to the Bank under a Bank Document and the Undertaking Company’s liabilities under it are not affected by anything which might otherwise affect them at law.
14.12	Inconsistent law
To the extent permitted by law, each Bank Document prevails to the extent it is inconsistent with any law.
14.13	Supervening legislation
Any present or future legislation which operates to vary the obligations of the Undertaking Company in connection with a Bank Document with the result that the Bank’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

14.14	Time of the essence

Time is of the essence in any Bank Document in respect of an obligation to pay money.

14.15	Confidentiality
Each party agrees not to disclose information provided by any other party that is not publicly available (including the existence of or contents of any Bank Document) except:
(a)	to any person in connection with an exercise of rights or a dealing with rights or obligations under a Bank Document (including in connection with preparatory steps such as negotiating with any potential assignee or potential sub-participant or other person who is considering contracting with the Bank in connection with a Bank Document); or
(b)	to a person considering entering into (or who enters into) a credit swap with the Bank involving credit events relating to the Undertaking Company or any of its Related Entities; or
(c)	to officers, employees, legal and other advisers and auditors of the Undertaking Company or Bank; or
(d)	to any party to this deed or any Related Entity of any party to this deed, provided the recipient agrees to act consistently with this clause 14.15; or
(e)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or
(f)	as required by any law or stock exchange.
Each party consents to disclosures made in accordance with this clause 14.15.

14.16	Dispute resolution
(a)	If an Issue or a circumstance that is reasonably likely to result in an Issue, arises Sims and the Bank must not commence any court proceedings relating to the Issue unless it has complied with the provisions of this clause 14.16, except to seek urgent interlocutory relief.
(b)	If Sims or the Bank become aware of an Issue or a circumstance that is reasonably likely to result in an Issue, it must promptly notify the other (Initial Notice), and if the Issue is not resolved within ten (10) Business Days from the date of that Initial Notice (excluding the date of that Initial Notice) (or such other period as agreed to in writing between Sims and the Bank), then either Sims or the Bank may give a written notice to the other specifying the nature and details of the Issue (Notification).

(c)	If an Issue is resolved within ten (10) Business Days from the date on which Initial Notice is provided (excluding the date on which Initial Notice is given) (or such other period as agreed to in writing between Sims and the Bank), Sims and the Bank must exchange written acknowledgement of such resolution prior to the end of the ten (10) Business Day period.

(d)	Once a Notification is given in accordance with clause 14.16(b), a Dispute is taken to have arisen. If no Notification is given in accordance with clause 14.16(b) or the Issue is resolved and written acknowledgement has been exchanged between Sims and the Bank in accordance with clause 14.16(c), a Dispute will not be taken to have arisen in relation to the Issue and the provisions of this clause 14.16 will no longer apply. If the provisions of this clause 14.16 no longer apply as a result of the failure of either Sims or the Bank to give a Notification, the matter or thing asserted by either Sims or the Bank which gave rise to the Issue will be disregarded.

(e)	If Sims and the Bank do not resolve the Dispute within ten (10) Business Days after the Notification is given (excluding the date on which the Notification is given) (or such other period as agreed to in writing between Sims and the Bank) either Sims or the Bank may submit the Dispute to expert determination.

(f)	If the Dispute is referred to expert determination under clause 14.16(e):
(i)	both Sims and the Bank may nominate an independent expert with relevant expertise in accounting, legal and commercial matters to act as expert and submit this nomination to the other within the earlier of twelve (12) Business Days after the Notification is given (excluding the date on which the Notification is given), or two (2) Business Days following a decision by Sims and the Bank to submit the Dispute to expert determination (excluding the date on which that decision is reached) (or such other period as agreed to in writing between Sims and the Bank);

(ii)	if only the Bank or only Sims nominates an expert in accordance with clause 14.16(f)(i), the nominated expert will be taken to have been agreed to by both Sims and the Bank and that expert will be validly appointed;

(iii)	if Sims and the Bank do not agree on the appointment of an expert within three (3) Business Days after both expert nominations have been submitted (excluding the date on which both nominations have been submitted), the matter will be referred to the President of the Institute of Chartered Accountants of Australia who will nominate an expert to determine the Dispute and both Sims and the Bank will accept this nomination;

(iv)	where Sims is engaged in a dispute with any of its other lenders (which have adopted a dispute resolution clause in substantially the same form as this clause 14.16) in relation to the same subject matter as a Dispute or Issue between Sims and the Bank, the Bank agrees to the common appointment of an expert to resolve the disputes simultaneously and an expert appointed in these circumstances can only be appointed if the expert accepts a common appointment;

(v)	the terms of the expert’s retainer must provide that in resolving the Dispute the expert will, to the extent relevant, be subject to the then current ACDC Guidelines for Expert Determination, and will use all reasonable endeavours to ensure that if a Dispute relates to a current Calculation Period a decision is reached prior to the Calculation Date for that Calculation Period;

(vi)	the terms of the expert’s retainer must provide that the expert must provide a decision as soon as reasonably practicable and in any event no later than the five (5) Business Days from the date of referral (excluding the date of referral) (or such other period as agreed to in writing between Sims and the Bank);

(vii)	the decision of the expert is final and binding on the Bank and the Undertaking Companies except in the case of manifest error; and

(viii)	if, for any reason:
(A)	an expert is not appointed within five (5) Business Days of the expert appointment decision being referred to the President of the Institute of Chartered Accountants of Australia (excluding the date on which the matter is referred);

(B)	or the appointed expert provides Sims and the Bank with written confirmation that the expert is unable to reach a decision in relation to the Dispute, the provisions of this clause 14.16 will no longer apply to the Dispute and each of Sims and the Bank may:
(C)	commence court proceedings; and/or
(D)	pursue any other remedies that are available to the relevant party, in relation to the matter or thing forming the subject matter of the Dispute.
(g)	If a Dispute or Issue first arises prior to the end of a Calculation Period and is not resolved in accordance with this clause 14.16 by the end of that Calculation Period, Sims and the Bank agree to use reasonable endeavours to resolve the Dispute or Issue as soon as possible following the relevant Calculation Date and in any event no later than 30 Business Days following Sims and the Bank first becoming aware of the Issue (excluding the date on which both Sims and the Bank first become aware of the Issue) (or such other period as agreed to in writing between Sims and the Bank).
(h)	The Bank agrees that prior to the resolution of the Dispute or Issue in accordance with the provisions of this clause 14.16, or the termination of the dispute resolution process as contemplated by clause 14.16(f)(viii), the subject matter of any Dispute or Issue may not be taken into account in determining whether Sims is in breach of any of the financial undertakings contained in clause 5 of these Standard Terms that require EBITDA to be calculated.
(i)	Sims must bear the costs of complying with this clause 14.16 and comply with the obligations under the Bank Documents during the dispute resolution process contained in this clause 14.16.
(j)	In acting under the provisions of this clause 14.16 Sims and the Bank must at all times use reasonable endeavours to resolve any Dispute or Issue.

(k)	Each Undertaking Company represents and warrants for the benefit of the Bank that each Other Document that requires or contemplates adjustments to EBITDA contains a dispute resolution clause in substantially the same form as this clause 14.16.
14.17	Further steps
Each Undertaking Company agrees to do anything the Bank asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):
(a)	to bind the Undertaking Company and any other person intended to be bound under the Bank Documents;
(b)	to enable the Bank to register any power of attorney or any Bank Document; or
(c)	to show whether the Undertaking Company is complying with this deed.
14.18	Code of Banking Practice
The parties agree that the Code of Banking Practice does not apply to the Bank Documents and the transactions in connection with them.
14.19	Counterparts
Each Bank Document may consist of a number of copies, each signed by one or more parties to that Bank Document. If so, the signed copies are treated as making up the one document.
This Deed has been entered into on the date stated at the beginning of this Deed.

SCHEDULE 1 — ORIGINAL BORROWERS

Jurisdiction of
incorporation / registration
Name of company	Corporation number	/ organisation
Sims Metal Management Limited	114 838 630	Australia
Sims Group Australia Holdings Limited	008 634 526	Australia
Sims Group UK Limited	3242331	United Kingdom
Sims Group UK Holdings Limited	2904307	United Kingdom
Mirec BV	17073024	The Netherlands
Sims Recycling Solutions AB	N/A	Sweden
Sims Group USA Corporation	N/A	Delaware
Sims Group Global Trade Corporation	N/A	Delaware
North Carolina Resource Conservation LLC	N/A	North Carolina
Sims Group USA Holdings Corporation	N/A	Delaware
Schiabo Larovo Corporation	N/A	Delaware
Simsmetal East LLC	N/A	Delaware
Simsmetal West LLC	N/A	Delaware
Metal Management, Inc.	N/A	Delaware
Metal Management Alabama, Inc.	N/A	Delaware
Metal Management Arizona, L.L.C.	N/A	Arizona
Metal Management Connecticut, Inc.	N/A	Delaware
Metal Management Memphis, L.L.C.	N/A	Tennessee
Metal Management Midwest, Inc.	N/A	Illinois
Metal Management Mississippi, Inc.	N/A	Delaware
Metal Management Northeast, Inc.	N/A	New Jersey
Metal Management Ohio, Inc.	N/A	Ohio
Metal Management West, Inc.	N/A	Colorado
Proler Southwest LP	N/A	Texas
Metal Dynamics Detroit LLC	N/A	Delaware

SCHEDULE 2 — ORIGINAL GUARANTORS

Jurisdiction of
incorporation / registration
Name of company	Corporation number	/ organisation
Sims Group Australia Holdings Limited	008 634 526	Australia
Sims Metal Management Limited	114 838 630	Australia
Simsmetal Holdings Pty Limited	000 021 563	Australia
Simsmetal Services Pty Limited	000 166 987	Australia
Sims Manufacturing Pty Limited	004 332 870	Australia
Sims Industrial Pty Limited	000 090 479	Australia
Sims Energy Pty Limited	009 667 752	Australia
Sims Group UK Limited	3242331	UK
Sims Group UK Holdings Limited	2904307	UK
Mirec BV	17073024	The Netherlands
Sims Recycling Solutions AB	N/A	Sweden
Simsmetal Industries Limited	N/A	New Zealand
Sims M+R GmbH	N/A	Germany
Sims Group German Holdings GmbH	N/A	Germany
Sims Metal Management Asia Limited (previously known as Sims Asia Holdings Limited)	N/A	Hong Kong
Sims Group Recycling Solutions Canada Ltd	N/A	Canada
Sims Group Canada Holdings Limited	N/A	Canada
Sims Group USA Corporation	N/A	Delaware
Sims Group Global Trade Corporation	N/A	Delaware
North Carolina Resource Conservation, LLC	N/A	North Carolina
Sims Group USA Holdings Corporation	N/A	Delaware
SHN Co., LLC	N/A	Delaware
HNE Recycling LLC	N/A	Delaware
HNW Recycling LLC	N/A	Delaware
Schiabo Larovo Corporation	N/A	Delaware
Simsmetal East LLC	N/A	Delaware
Simsmetal West LLC	N/A	Delaware
Sims Recycling Solutions Holdings Inc. (formerly Sims Recycling Solutions, Inc.)	N/A	Illinois
Sims Recycling Solutions, Inc. (formerly United Refining & Smelting Co.)	N/A	Illinois
Metal Management, Inc.	N/A	Delaware
CIM Trucking, Inc.	N/A	Illinois
Metal Management Alabama, Inc.	N/A	Delaware
Metal Management Arizona, L.L.C.	N/A	Arizona
Metal Management Connecticut, Inc.	N/A	Delaware
Metal Management Indiana, Inc.	N/A	Illinois
Metal Management Memphis, L.L.C.	N/A	Tennessee
Metal Management Midwest, Inc.	N/A	Illinois
Metal Management Mississippi, Inc.	N/A	Delaware
Metal Management New Haven, Inc.	N/A	Delaware
Metal Management Northeast, Inc.	N/A	New Jersey
Metal Management Ohio, Inc.	N/A	Ohio

Jurisdiction of
incorporation / registration
Name of company	Corporation number	/ organisation
Metal Management Pittsburgh, Inc.	N/A	Delaware
Metal Management Proler Southwest, Inc.	N/A	Delaware
SMM — North America Trade Corporation	N/A	Delaware
Metal Management West Coast Holdings, Inc.	N/A	Delaware
Metal Management West, Inc.	N/A	Colorado
MM Metal Dynamics Holdings, Inc.	N/A	Delaware
Naporano Iron & Metal, Inc.	N/A	Delaware
New York Recycling Ventures, Inc.	N/A	Delaware
Proler Southwest GP, Inc.	N/A	Delaware
Proler Southwest LP	N/A	Texas
Reserve Iron & Metal Limited Partnership	N/A	Delaware
Metal Dynamics LLC	N/A	Delaware
Metal Dynamics Detroit LLC	N/A	Delaware
Metal Dynamics Indianapolis LLC	N/A	Delaware
Sims Municipal Recycling of New York LLC	N/A	Delaware

SCHEDULE 3 — COMPLIANCE CERTIFICATE

TO:	National Australia Bank Limited
Level 24
255 George Street
SYDNEY NSW 2000

Attention:	Director, Industrials
Compliance Certificate — [insert name of Bank Document eg A$100,000,000.00 Multicurrency
Revolving Floating Rate Cash Advance Facility — Letter Of Offer dated [•] between National
Australia Bank Limited, Sims Metal Management Limited and Others (“Facility Letter”)]
We refer to the Standard Terms and the Facility Letter.
For the 12 month period ended on [•]1
(a)	TNW was [•]; and

(b)	EBITDA divided by Net Interest Expense was [•] times; and

(c)	Total Finance Debt divided by EBITDA was [•] times,
as is evidenced by the attached supporting calculations2.
Since the date of the last Compliance Certificate no condition or event that constitutes an Event of Default, Potential Event of Default or Review Event has occurred or is subsisting, except [•].
The representations and warranties in the Standard Terms are true and correct as though they have been made at the date of this certificate in respect of the facts and circumstances then subsisting, except [•].
The “Interpretation” clause of the Facility Letter applies to this notice as if it was fully set out in this notice.
For and on behalf of
Sims Metal Management Limited
ABN 69 114 838 630

(ee)	By:	(ff)	(gg)	and	(hh)
[Authorised Officers]
Dated: [•]
Instructions for completion:

1	Insert relevant date.

2	Attach documents supporting the calculations set out.

SCHEDULE 4 — FORM OF VERIFICATION CERTIFICATE
[To be signed by director of the relevant company, or in the case of a corporation or entity incorporated or organised under the laws of a state of the United States of America, by a secretary or assistant secretary of that entity.]]

To:	National Australia Bank Limited
Level 24
255 George Street
SYDNEY NSW 2000

Attention:	Director, Industrials
Verification Certificate -[insert name of Bank Document eg A$100,000,000.00 Multicurrency
Revolving Floating Rate Cash Advance Facility — Letter Of Offer dated [•] between National
Australia Bank Limited, Sims Metal Management Limited and Others (“Facility Letter”)]
I am a director of [•] (“the Company”).
I refer to the Facility Letter and the Standard Terms.
The “Interpretation” clause of the Facility Letter applies to this Verification Certificate as if it was fully set out in this Verification Certificate (including those defined terms in that “Interpretation” clause incorporated into that clause by reference to another Bank Document).
I hereby certify that:
1	Attachments

Attached are true, complete and up-to-date copies (or, where specified below, originals) of the following and there have been no amendments or variations since the date of the copy or original:
(a)	(power of attorney) A power of attorney under which the Company executed the Bank Documents to which it is or will be a party, and, if required by the Bank, evidence of its stamping and registration.

(b)	(extract of board minutes) Extracts of minutes of meeting of directors of the Company which evidences the resolutions:
(i)	authorising the execution and delivery of and observance of obligations under the Bank Documents to which it is or will be a party,

(ii)	authorising the appointment of Authorised Officers of the Company; and

(iii)	explaining why the directors believe it is in the best interests of the Company] [this sentence to be inserted in relation to all foreign companies and in relation to all Guarantors]
together with any other document which evidences any other necessary corporate or other action of the Company in connection with the Bank Documents to which it is or will be a party;

(c)	(extract of Shareholder Minutes) [Extracts of minutes of a meeting of all members of the Company which evidences the unanimous resolutions of those shareholders authorising execution and delivery of and observance of obligations under the Bank Documents to which it is a party;] [These must be provided if the Bank considers that paragraph (b) is insufficient]

(d)	(certificate of registration and constituent documents) This Verification Certificate attaches a copy of the certificate of incorporation and constituent documents for the Company [or an original certificate signed by a director of the Company confirming that there are no constituent documents], including, in the case of each Guarantor other than Sims which is incorporated in Australia evidence that the constitution incorporates a provision which expressly authorises the directors of each such corporation to act in the best interests of its holding company;

(e)	(legal opinion) An opinion in favour of the Bank by lawyers acceptable to the Bank in the jurisdiction of incorporation or organisation of the Company, in respect of the Company and due execution of, and enforceability against, the Company of the Bank Documents to which it is a party;

(f)	(Authorisations) Any Authorisations necessary for the Company to execute and observe obligations under and enforce the Bank Documents] / [an original certificate signed by a director of the Company confirming that no Authorisations are required to enter into, observe obligations under and enforce the Bank Documents] [delete whichever is inapplicable];

(g)	(specimen signatures) Specimen signatures of each Authorised Officer of each Undertaking Company;

(h)	(structure chart) a complete diagram showing the structure and ownership arrangements of the Sims Group;

(i)	(KYC & AML) [if not already provided], each document or information necessary in the Bank’s opinion to enable the Bank to do any know your customer checks or anti-money laundering checks; and

(j)	[in the case of each Undertaking Company incorporated or organised in a State of the United States] (certificate of good standing) A certificate from the Secretary of State of the State of incorporation or organisation of any United States of America incorporated or organised Company, certifying the Company’s good standing in that State.
2	Confirmations, representations and warranties

I confirm:
(a)	that borrowing or guaranteeing or securing, as appropriate, the commitments under all Bank Documents, would not cause any borrowing, guarantee, security or similar limit binding on the Company to be exceeded;

(b)	that the Company is solvent and able to pay its debts as and when they fall due;

(c)	that the representations and warranties set out in clause 2 (Representations and Warranties) of the Standard Terms are true and correct;

(d)	the Company is not prevented by Chapter 2E or any other provision of the Corporations Act (or similar laws under the laws of any other jurisdiction which may be applicable to it) from entering into and performing any of the Bank Documents to which it is a party or the giving of effect to the transactions contemplated by them;

(e)	that Chapter 2J.3 of the Corporations Act (or similar laws under the laws of any other jurisdiction which may be applicable to it) has not been and will not be breached by the Company entering into the Bank Documents to which it is a party or the giving of effect to the transactions contemplated by them; and

(f)	that the entry by the Company into the Bank Documents to which it is a party and the giving of effect to the transactions contemplated by them is in its best interests and for the purposes of its business.

Date

Signature of Director

Name of Director (block letters)

Attachment (g) to Verification Certificate — Specimen Signatures
Set out below are specimen signatures of the Authorised Officers of the Company.
Authorised Officers#

Name	Position	Signature

*	*

*	*

*	*

SIGNATURE PAGE

Signed, sealed and delivered on

By Cosmino Attilio Piredda as attorney for National Australia Bank Limited under power of attorney dated 1 March 2007 in the presence of:

(signed) Mandy Tsang	(signed) Cosmino Attilio Piredda
Signature of witness	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney
Mandy Tsang
Name of witness (block letters)

Signed by
Sims Metal Management Limited in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by a director and secretary/director:

(signed) Paul Mazoudier Signature of director	(signed) Frank Moratti Signature of ~~director~~/secretary

Paul Mazoudier Name of director (please print)	Frank Moratti Name of ~~director~~/secretary (please print)

Signed by
Sims Group Australia Holdings Limited in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by a director and secretary/director:

(signed) George Lara Signature of director	(signed) Frank Moratti Signature of ~~director~~/secretary

George Lara Name of director (please print)	Frank Moratti Name of ~~director~~/secretary (please print)

Signed by
Simsmetal Holdings Pty Limited in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by a director and secretary/director:

(signed) George Lara Signature of director	(signed) Frank Moratti Signature of ~~director~~/secretary

George Lara Name of director (please print)	Frank Moratti Name of ~~director~~/secretary (please print)

Signed by
Simsmetal Services Pty Limited in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by a director and secretary/director:

(signed) George Lara Signature of director	(signed) Frank Moratti Signature of ~~director~~/secretary

George Lara Name of director (please print)	Frank Moratti Name of ~~director~~/secretary (please print)

Signed by
Sims Manufacturing Pty Limited in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by a director and secretary/director:

(signed) George Lara Signature of director	(signed) Frank Moratti Signature of ~~director~~/secretary

George Lara Name of director (please print)	Frank Moratti Name of ~~director~~/secretary (please print)

Signed by
Sims Industrial Pty Limited in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by a director and secretary/director:

(signed) George Lara Signature of director	(signed) Frank Moratti Signature of ~~director~~/secretary

George Lara Name of director (please print)	Frank Moratti Name of ~~director~~/secretary (please print)

Signed by
Sims Energy Pty Limited in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by a director and secretary/director:

(signed) George Lara Signature of director	(signed) Frank Moratti Signature of ~~director~~/secretary

George Lara Name of director (please print)	Frank Moratti Name of ~~director~~/secretary (please print)

Executed as a deed by
Sims Group UK Limited
by a director and secretary/director:

(signed) Graham Davy Signature of director	(signed) Martin Edmund Coombs Signature of director/secretary

Graham Davy	Martin Edmund Coombs

Name of director (please print)	Name of director/secretary (please print)

Executed as a deed by
Sims Group UK Holdings Limited
by a director and secretary/director:

(signed) Graham Davy Signature of director	(signed) William Thomas Bird Signature of director/secretary

Graham Davy Name of director (please print)	William Thomas Bird Name of director/secretary (please print)

Signed by
Mirec BV
by a director and secretary/director:

(signed) Graham Davy Signature of director	(signed) William Thomas Bird Signature of director/secretary

Graham Davy Name of director (please print)	William Thomas Bird Name of director/secretary (please print)

in the presence of:

(signed) Pippa Ward Signature of witness

Pippa Ward Name of witness (block letters)

Signed by
Sims Recycling Solutions AB
by a director and secretary/director:

(signed) Graham Davy Signature of director	(signed) William Thomas Bird Signature of director/secretary

Graham Davy Name of director (please print)	William Thomas Bird Name of director/secretary (please print)

in the presence of:

(signed) Pippa Ward Signature of witness

Pippa Ward Name of witness (block letters)

Executed by
Simsmetal Industries Limited
by its director:

(signed) Angus Stuart Barrett Signature of director	(signed) Frank Moratti Signature of director

Angus Stuart Barrett	Frank Moratti

Name of director (please print)	Name of director (please print)

in the presence of:	in the presence of:

(signed) Lois Margaret McKenzie Signature of witness	(signed) Mary Reedy Signature of witness

Lois Margaret McKenzie Name of witness (block letters)	Mary Reedy Name of witness (block letters)

Executed by
Sims M+R GmbH
by its officer:

(signed) Marc Affüpper Signature of officer	(signed) Jürgen Ostwald Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed	By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Marc Affüpper	Jürgen Ostwald

Name of officer (please print)	Name of officer (please print)

in the presence of:

(signed) Marc Faller Signature of witness

Marc Faller Name of witness (block letters)

Executed by
Sims Group German Holdings GmbH
by its officer:

(signed) Marc Faller	(signed) Martin Edmund Coombs

Signature of officer	Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed	By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Marc Faller	Martin Edmund Coombs

Name of officer (please print)	Name of officer (please print)

in the presence of:

(signed) Marc Affüpper Signature of witness

Marc Affüpper Name of witness (block letters)

The Common Seal of Sims Metal
Management Asia Limited (previously known as Sims Asia Holdings Limited) was affixed to this Deed in the presence of:

(signed) Tanya Moratti Signature of witness	(signed) Frank Moratti Signature of ~~director~~ / Authorised Officer

Tanya Moratti Name of witness (please print)	Frank Moratti Name of ~~director~~ / Authorised Officer (please print)

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

(signed) Doug Foss Signature of witness	(signed) Robert Larry Signature of director / Authorised Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Doug Foss Name of witness (please print)	Robert Larry Name of director / Authorised Officer (please print)

Executed by
Sims Group Recycling Solutions Canada Ltd
by its officer:

(signed) Darrell Stoecklin Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Darrell Stoecklin Name of officer (please print)

Title of officer (please print)

in the presence of:

(signed) Patricia Frank Signature of witness

Patricia Frank Name of witness (block letters)

Executed by
Sims Group Canada Holdings Limited
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

Title of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Sims Group USA Corporation
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Sims Group Global Trade Corporation
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
North Carolina Resource Conservation, LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Sims Group USA Holdings Corporation
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
SHN Co., LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
HNE Recycling LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
HNW Recycling LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Schiabo Larovo Corporation
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Simsmetal East LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Simsmetal West LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Sims Recycling Solutions Holdings Inc.
by its officer:

(signed) Darrell Stoecklin Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Darrell Stoecklin Name of officer (please print)

in the presence of:

(signed) Patricia Frank Signature of witness

Patricia Frank Name of witness (block letters)

Executed by
Sims Recycling Solutions, Inc.
by its officer:

(signed) Darrell Stoecklin Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Darrell Stoecklin Name of officer (please print)

in the presence of:

(signed) Patricia Frank Signature of witness

Patricia Frank Name of witness (block letters)

Executed by
Metal Management, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
CIM Trucking, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Alabama, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Arizona, L.L.C.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Connecticut, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Indiana, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Memphis, L.L.C.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Midwest, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Mississippi, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management New Haven, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Northeast, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Ohio, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Pittsburgh, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management Proler Southwest, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
SMM — North America Trade Corporation
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management West Coast Holdings, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Management West, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
MM Metal Dynamics Holdings, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Naporano Iron & Metal, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
New York Recycling Ventures, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Proler Southwest GP, Inc.
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Proler Southwest LP
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Reserve Iron & Metal Limited Partnership
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Dynamics LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Dynamics Detroit LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Metal Dynamics Indianapolis LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

Executed by
Sims Municipal Recycling of New York LLC
by its officer:

(signed) Myles A. Partridge Signature of officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Myles A. Partridge Name of officer (please print)

in the presence of:

(signed) Brian S. Brandt Signature of witness

Brian S. Brandt Name of witness (block letters)

ANNEXURE
ADDITIONAL BORROWER / ADDITIONAL GUARANTOR
FORM OF ACCESSION DEED

[insert if applicable: Additional Borrower and]	[name and ABN/ACN/corporation number] of
address:

Additional Guarantor
fax no:

Attention:

Standard Terms	The deed entitled “Standard Terms” dated on or about [•], between, among others, Sims Metal Management Limited and National Australia Bank Limited (Bank).

Group Guarantee	The deed entitled “Group Guarantee” dated on or about the date of this deed between the Original Guarantors, Original Borrowers and the Bank.

[insert name of other Bank Document]	(insert short name of Bank Document) dated on or about [•], between [among others], [insert Sims entities] and the Bank.
By this deed [insert if applicable: the Additional Borrower and] Additional Guarantor described above, for the benefit of the parties to the Standard Terms described above:
1.	[insert if applicable: irrevocably agrees that from the date of this deed poll it is:
(a)	a Borrower under the Standard Terms; and

(b)	a Debtor under the Group Guarantee; and

(c)	an [insert status] under the [insert name of other Bank Document described above].];
2.	irrevocably agrees that from the date of this deed poll it is:
(a)	a Guarantor under the Standard Terms; and

(b)	a Guarantor under the Group Guarantee;
3.	irrevocably agrees to comply with and be bound by all current and future obligations of:
(a)	[insert if applicable: a Borrower under the Standard Terms and a Debtor under the Group Guarantee]; and

(b)	a Guarantor under the Standard Terms, and

(c)	a Guarantor under the Group Guarantee;

(d)	[insert status if applicable] under the [insert name of other Bank Document described above];
4.	acknowledges having read a copy of the Standard Terms, Group Guarantee, [insert name of other Bank Document described above] and each other Bank Document before signing this deed poll;

5.	gives, as at the date of this deed poll, all representations and warranties on the part of the [insert if applicable: Borrower, Debtor and the] Guarantor contained in the relevant Bank Documents; and
6.	acknowledges receiving valuable consideration for this deed poll.
By this deed each present Guarantor, for the benefit of the parties to the Standard Terms described above:
1.	agrees to the Additional Guarantor becoming a party to the Standard Terms and Group Guarantee; and
confirms:
2.	that its obligations under the Standard Terms and Group Guarantee and all other Bank Documents, remain in full force and effect, notwithstanding the provisions of this Deed; and
3.	that nothing in this Deed affects its obligations to the Bank or the Bank’s rights in respect of it under the Bank Documents; and
4.	that nothing in this Deed affects the rights and obligations of any other person.
Clauses 1 (Definitions and Interpretation), of the Standard Terms described above applies to this deed poll as if it were fully set out in this deed poll, unless otherwise defined in this deed.
Clause 14.5 (Governing law and Jurisdiction) of the Standard Terms described above applies to this deed poll as if it were fully set out in this deed poll, the necessary changes being made.
DATED [Insert Date]
EXECUTED as a deed poll
[Execution clause for Additional Guarantor as follows]
The Common Seal of
[Company Name]
was duly affixed in the presence of:

(g) Signature	(h)	(i) Signature

(j) Print Name	(k)	(l) Print Name

(m) Office Held	(n)	(o) Office Held

Signed, sealed and delivered by
as attorney for Sims Metal Management Limited on its own behalf and on behalf of each Guarantor under power of attorney dated in the presence of:

Signature of witness	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney

Name of witness (block letters)